MASTER AGREEMENT

                                      AMONG

                    T. ROWE PRICE INVESTMENT SERVICES, INC.,

                         T. ROWE PRICE ASSOCIATES, INC.,

                                       AND

                      FIRST SECURITY BENEFIT LIFE INSURANCE

                         AND ANNUITY COMPANY OF NEW YORK

               THIS AGREEMENT is made as of the 11th day of October, 1995 by and among T. ROWE PRICE INVESTMENT SERVICES, INC. ("INVESTMENT SERVICES"), T. ROWE PRICE ASSOCIATES, INC. ("PRICE ASSOCIATES"), both Maryland corporations with principal offices at 100 East Pratt Street, Baltimore, Maryland 21202, and FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK ("SECURITY BENEFIT"), a New York insurance company with principal offices at 70 West Red Oak Lane, Fourth Floor, White Plans, New York 10604.

                                   WITNESSETH:

               WHEREAS, Security Benefit is a stock life insurance and annuity company authorized to conduct an insurance business in the State of New York;

               WHEREAS, Security Benefit issues, among other things, variable insurance products;

               WHEREAS, Investment Services markets various investment products;

               WHEREAS, Price Associates is the parent company of Investment Services;

               WHEREAS, the parties are desirous of entering into a relationship whereby Investment Services will market and distribute a variable annuity product to be issued by the Security Benefit;

               WHEREAS, this Agreement is intended to serve as the framework for setting forth certain rights, responsibilities and obligations of the parties;

               WHEREAS, at or about the same time as entering into this Agreement, Security Benefit will enter into a Distribution Agreement with Investment Services, a Participation Agreement with Investment Services and the Funds, and an Insurance Agency Agreement ("AGENCY AGREEMENT") with T. Rowe Price Insurance Agency, Inc. ("AGENCY"); and

               WHEREAS, this Agreement together with the Distribution Agreement, the Participation Agreement, and the Agency Agreement are intended to serve as the framework for setting forth the various rights, responsibilities and obligations of the parties vis-a-vis one another with respect to the overall relationship;

               NOW THEREFORE, it is agreed as follows:

                                    ARTICLE 1
                             ADDITIONAL DEFINITIONS

        1.1 AFFILIATE -- With respect to a party, any person controlling, controlled by, or under common control with, such party, but shall not include a Fund or Fund Series.

        1.2 CONTRACTS -- The variable annuity products developed by the parties in accordance with Article 2, which shall consist of the variable annuity products identified on SCHEDULE 1 to this Agreement as of the Effective Date and any class of variable insurance products that may be added to SCHEDULE 1 from time to time in accordance with Article 2 of this Agreement. For this purpose and under this Agreement generally, the phrase a "class of Contracts" shall mean those Contracts: (i) issued by Security Benefit on the same contract form (but allowing for state variations) with the same benefits, features and charges distinguishing such class and reflected on the schedule pages included therein;
(ii) providing for investment in the same Subaccounts which in turn invest in the same Funds; and (iii) covered by the same Registration Statement.

        1.3 DISTRIBUTOR -- The same meaning as provided in the Distribution Agreement.

        1.4 EFFECTIVE DATE -- The date as of which this Agreement is executed.

        1.5 FUND AND FUND SERIES -- An investment company or series thereof serving as a funding medium for the Contracts or a class thereof, which shall include those Funds and Fund Series named on SCHEDULE 2 to this Agreement as of the Effective Date, and any other investment company or series thereof that may be added to SCHEDULE 2 from time to time in accordance with Article 2 of this Agreement.

        1.6 GENERAL ACCOUNT -- The assets of Security Benefit other than those allocated to a separate account.

        1.7    ICA-40 -- The federal Investment Company Act of 1940, as amended.
               ------

        1.8 INSURANCE COMMISSION -- The appropriate agency charged with regulating insurance activities in New York State.

        1.9 PROSPECTUS -- Unless the context otherwise requires, the prospectus and statement of additional information, if any, included in a Registration Statement or the definitive form thereof for any class of Contracts, including any supplement thereto, as filed with the SEC under SA-33.

        1.10 REGISTRATION STATEMENT -- Unless the context otherwise requires, a registration statement or amendment thereto for a class of Contracts filed with the SEC under SA-33.

        1.11 RELATED AGREEMENT(S) -- The Distribution Agreement, the Participation Agreement, and the Agency Agreement including the schedules to each, as such Agreements and schedules may be amended from time to time.

        1.12   SA-33 -- The Securities Act of 1933, as amended.
               -----

        1.13 SEC -- The Securities and Exchange Commission.

        1.14 SECURITIES COMMISSION -- The appropriate agency charged with regulating securities activities in New York State, but not the SEC.

        1.15 SEPARATE ACCOUNT -- Each separate account of Security Benefit supporting a class of Contracts, which shall consist of the separate accounts named or otherwise identified on SCHEDULE 3 to this Agreement as of the Effective Date, and any other separate account of Security Benefit that may be added to SCHEDULE 3 from time to time in accordance with Article 2 of this Agreement.

        1.16 SUBACCOUNT -- A sub-division of the Separate Account available under a class of Contracts, which shall include those subaccounts named or otherwise identified on SCHEDULE 3 to this Agreement as of the Effective Date, and any other subaccount that may be added to SCHEDULE 3 from time to time in accordance with Article 2 of this Agreement.

                                    ARTICLE 2
                     PRODUCT DESIGN AND PRODUCT DEVELOPMENT

        2.1 SCOPE. The parties intend that this Agreement shall govern certain aspects of their relationship with respect to the development, administration and offering of one or more classes of Contracts, to be marketed and distributed by Investment Services or other Distributors and to be issued, underwritten and administered by Security Benefit. Nothing contained in this Agreement creates the relationship of employer-employee, joint venture, partnership or association between Security Benefit on the one hand and Investment Services and Price Associates on the other hand.

        2.2    EXCLUSIVITY.

               (a) Until May 1, 1999, neither Security Benefit, nor an Affiliate thereof, shall commence, proceed with or finalize discussions or negotiations with any mutual fund or brokerage complex, or any Affiliate thereof, set forth on SCHEDULE 4 (the "SCHEDULE 4 COMPANIES") regarding the development, registration or distribution of any variable annuity or variable life insurance product without the prior written consent of Investment Services. Until May 1, 1999, neither Investment Services nor any Affiliate thereof shall commence, proceed with or finalize any discussions or negotiations with any insurance company which is not Security Benefit or an Affiliate thereof regarding the development, registration or distribution in New York of any variable annuity product without the prior written consent of Security Benefit. In the event that, prior to May 1, 1999, Investment Services determines to enter into an agreement for the development, registration or distribution in New York of any variable life insurance product for distribution by Investment Services, Investment Services will consider Security Benefit, or an Affiliate thereof, for such product; provided that Investment Services shall not be prohibited from entering into such an agreement with any other party.

               (b) Nothing in this Agreement shall prohibit:

                      (i) Funds managed by Price Associates or Rowe Price-Fleming International, Inc. ("ROWE PRICE-FLEMING") or their respective Affiliates from entering into agreements with insurance companies other than Security Benefit to act as investment vehicles for such companies' separate accounts; or

                      (ii) Price Associates, Rowe Price-Fleming or their respective Affiliates from providing investment advisory services to insurance companies other than Security Benefit, as a sub-adviser or otherwise, with respect to such companies' variable insurance products; or

                      (iii) Security Benefit, or an Affiliate thereof, from entering into a participation agreement with a fund established or operated by a Schedule 4 Company, to act as a funding vehicle for a variable insurance product established or operated by Security Benefit, or an Affiliate thereof, provided that such variable insurance product is marketed and/or distributed by Security Benefit or an Affiliate thereof; or

                      (iv) Security Benefit, or an Affiliate thereof, from entering into an agreement with a Schedule 4 Company for the provision of investment advisory services to an underlying investment vehicle of a variable insurance product established or operated by Security Benefit or an Affiliate thereof, provided that such variable insurance product is marketed and/or distributed by Security Benefit, or an Affiliate thereof.

        2.3 PRODUCT DESIGN. The first class of Contracts shall contain the features indicated in SCHEDULE 5 and Sections 2.5 and 2.6, provided that such features are not inconsistent with the features described in the initial Registration Statement filed with the SEC and declared effective on or prior to the Effective Date and as provided in the Contract filed as an exhibit thereto. Security Benefit and Investment Services shall consult in good faith with each other in connection with the development of any subsequent class of Contract with respect to the parameters set forth in Sections 2.5 and 2.6, and the desired features and benefits for each class of Contracts. The features and benefits may include, among others:

               (a) minimum and maximum initial and subsequent premium payments and premium payment plans;

               (b)    premium payment allocations, including limits thereon;

               (c) transfers among Subaccounts, including transfers made in connection with various asset rebalancing and dollar cost averaging programs, and limits thereon and charges therefor;

               (d) full and partial withdrawals, including limits and charges thereon;

               (e)    minimum guaranteed death benefits;

               (f) annuity options and modes, including any such options or modes that Security Benefit has available, and partial annuitization;

               (g) overall limits on charges and expenses, and any limits on allocations thereof to subaccounts;

               (h)    funding media underlying the Subaccounts; and

               (i) availability of a General Account option and terms and conditions thereof.

        Security Benefit shall be responsible for creating one or more Contract forms, as appropriate for the states or jurisdictions agreed upon for the marketing of the Contracts.

        2.4 GEOGRAPHIC SCOPE OF MARKETING. Unless otherwise agreed in writing, Security Benefit shall use its best efforts to make the Contracts available for issuance in the State of New York. Security Benefit, recognizing the business needs of Investment Services, will use its best efforts, as appropriate, to make the Contracts available as promptly as practicable in New York. It is understood that Security Benefit will make all reasonable efforts to have the Contracts approved, filed or otherwise cleared in New York so that the Contracts can be offered no later than the third quarter of 1995.

        2.5 SPECIFIC PARAMETERS. The specific parameters to be reflected in the first class of Contracts and to be considered in the development of any subsequent class of Contracts include the following:

               (A) PREMIUM TAX. Assessments of a premium tax against a Contract only upon annuitization, surrender or death, and not against premium payments when accepted by Security Benefit; except that Security Benefit may reserve the right to deduct premium taxes at any time;

               (B) RESERVATION OF RIGHTS. That any right to restrict, terminate, or otherwise limit transfer, premium payment allocation, or partial withdrawal privileges, or to impose charges therefor, to deduct premium tax assessments, or to impose or increase other expenses or charges related to such Contracts and reserved by Security Benefit may not be exercised without the written consent of Investment Services and without first having made appropriate modifications to applicable Contract forms, Registration Statements and Prospectuses;

               (C) ANNUITY OPTIONS. The annuity options available shall be similar in kind and number to those offered by competitors and include any annuity options that Security Benefit or its Affiliates have available, and any change or amendment to the assumed interest rate used in connection with such annuity options from that used in the first class of Contracts may be made only with the written consent of Investment Services; and

               (D) GENERAL ACCOUNT. The General Account option shall be designed and offered in a manner that will qualify the interests therein for the exclusion provided by Section 3(a)(8) of SA-33. The General Account option shall offer rates of interest determined, under normal circumstances, in accordance with Security Benefit's normal interest rate crediting procedures set forth in SCHEDULE 6 to this Agreement. Security Benefit shall consult with Investment Services in advance with respect to the General Account's current interest rates to be declared, and the views of Investment Services shall be reasonably considered in the establishment of such rates; provided that the determination of the current rate to be credited shall be made by Security Benefit. Security Benefit and Investment Services have determined to use interest rate crediting procedures that maintain sufficient liquidity in the General Account to allow exchanges from such Account to any Subaccount pursuant to the dollar cost averaging and asset rebalancing options. Security Benefit and Investment Services agree that in the event that short-term rates fall to a level such that it is difficult to maintain the contractually guaranteed minimum interest rate of three (3) percent that must be credited on the General Account, the parties hereto shall in good faith enter into discussions with a view to changing the interest rate crediting procedures, or taking other steps to allow Security Benefit to support the contractually guaranteed interest rate, which steps may include requiring the dollar cost averaging from the General Account be implemented over a minimum period of time in excess of the one-year period currently required.

        2.6 SECTION 403(B) PLANS. Security Benefit has informed Investment Services of its profitability concerns if the Contracts are used to fund plans under Section 403(b) of the Internal Revenue Code of 1986, as amended ("403(b) Plans"). As a result, Security Benefit reserves the right to cease offering the first class of Contracts in connection with 403(b) Plans and to create a separate contract for 403(b) Plans with different specifications than those of the Contracts. Security Benefit shall consult with Investment Services prior to creating such separate contracts and take such action only after obtaining Investment Services' written consent, which shall not be unreasonably withheld. Once such separate contracts are available, Investment Services will no longer offer the first class of Contracts to fund 403(b) Plans; provided, however, that 403(b) Plans to which the Contracts have been offered prior to the creation of such separate contracts may continue to offer the Contracts. Security Benefit shall assist Investment Services in understanding its approach to marketing, administering and processing 403(b) Plans.

        2.7 CHANGES IN OR RELATING TO A CONTRACT FORM. After the initial Registration Statement for a class of Contracts has been declared effective by the SEC, the parties from time to time may mutually agree upon a material change in the terms and provisions of a Contract form(s) for such class or an amendment or rider to such Contract form(s). Except to the extent necessary to comply with applicable laws, rules, regulations or orders, or to accommodate the termination of a Fund or Fund Series pursuant to a decision of that Fund's management, Security Benefit shall not change unilaterally in any material respect the terms and provisions of a Contract form for a class of Contracts, including, but not limited to, a change in the variable information included in schedule pages distinguishing such class of Contracts, or a change in the Separate Account or Subaccounts thereof designated to support such Contract or any Fund or other funding media underlying any Subaccount, or make any amendment or rider to such Contract form whatsoever, without first obtaining Investment Services' written consent thereto, which shall not be unreasonably withheld. Any such change agreed upon or consented to in accordance with this Section shall be reflected on the Schedules to this Agreement, to the extent appropriate, in accordance with the provisions of Section 2.9.

        2.8 CHANGES RELATING TO OUTSTANDING CONTRACTS OR RELATED SEPARATE ACCOUNTS, SUBACCOUNTS AND FUNDS. After a Contract has been issued and is outstanding, Security Benefit shall not make any material change unilaterally to such Contract or the class of Contracts including such Contract or to the Separate Account or Subaccounts supporting such Contract or class, including, but not limited to, reinsuring such Contract or such class with another insurer, transferring a Separate Account or Subaccount to another insurer, substituting a Fund or Fund Series or terminating investment therein, or adding new funding media, without first giving Investment Services the opportunity to review such change and obtaining Investment Services' written consent thereto, which shall not be unreasonably withheld, except to the extent necessary to comply with applicable laws, rules, regulations or orders, or to accommodate the termination of a Fund or Fund Series pursuant to a decision of that Fund's management. Notwithstanding the above, Security Benefit will not substitute a Fund or Fund Series or terminate investment therein without the consent of Investment Services and Price Associates unless it is necessary for the best interests of Contract owners in all states in which the Contracts are held, the continuation of such option would cause undue risk to Security Benefit, and Investment Services and Price Associates shall have received an opinion from counsel, acceptable to them, that the substitution or termination is in the best interests of Contract owners in all states in which the Contracts are held and the continuation of such option would cause undue risk to Security Benefit. Any such change implemented in accordance with this Section shall be reflected on the Schedules to this Agreement, to the extent appropriate, in accordance with the provisions of Section 2.9.

        2.9 SCHEDULES. The Schedules as in effect on the Effective Date provide particular information concerning the class of Contracts agreed upon as of such Date. When the parties agree upon the features and benefits of another class of Contracts, or agree upon any change pursuant to Section 2.7 or 2.8, the Schedules may be amended and updated and signed by the parties to reflect such changes, to the extent appropriate. The provisions of this Agreement shall be equally applicable to each such added class of Contracts, Separate Account(s) and Subaccounts supporting such Contracts and Funds and Fund Series, unless the context otherwise requires. With respect to SCHEDULE 7, Security Benefit shall update such Schedule promptly or otherwise notify Investment Services in writing of any changes to such Schedule.

                                    ARTICLE 3
                  REGISTRATION, DISTRIBUTION AND ADMINISTRATION
                                OF THE CONTRACTS

        3.1    REGISTRATION, FILINGS AND APPROVALS RELATING TO THE CONTRACTS.

               (a) Security Benefit shall be solely responsible for developing and preparing all necessary Contract forms and related applications, Registration Statements, Prospectuses and other documents in the usual form, and for establishing the appropriate Separate Accounts and Subaccounts to support the Contracts and invest in the designated Funds. Security Benefit may establish more than one Separate Account for this purpose; however, no variable insurance products other than the Contracts shall be issued through a Separate Account, nor shall the Funds be made available to any other variable insurance products issued by Security Benefit, if any, without Investment Services' prior written consent. Each Separate Account shall be established in accordance with applicable state law.

               (b) Security Benefit shall be responsible for filing all such Contract forms, applications, Registration Statements, Prospectuses and other documents with the SEC and applicable Securities Commissions.

               (c) Security Benefit shall be responsible for filing all such Contract forms, applications and other documents relating to the Contracts and/or the Separate Accounts, as required or customary, with Insurance Commissions. Security Benefit shall be responsible for one year from the effective date of this Agreement for informing Investment Services of any states or jurisdictions requiring the registration of a Fund or Fund Series with a regulatory body of such state or jurisdiction.

               (d) Security Benefit shall be responsible for filing amendments to such Contract forms, applications, Registration Statements, Prospectuses and other documents to the extent appropriate or required by applicable law.

        3.2 REGISTRATIONS, FILINGS AND APPROVALS RELATING TO THE FUNDS

               (a) Investment Services shall be responsible for establishing any Fund or Fund Series selected as a funding medium for a class of Contracts, to the extent such Fund or Fund Series is not otherwise established or maintained by another person.

               (b) With respect to each Fund or Fund Series for which Investment Services is responsible pursuant to paragraph (a) hereof, Investment Services shall be responsible for filing all initial registration statements, applications, prospectuses and other documents for the Fund and its shares with the SEC and Securities Commission, it being understood that, once a Fund has been established and has begun to offer its shares to investors, such Fund shall thereafter be responsible for its own operations and compliance with applicable requirements.

        3.3 DISTRIBUTION. The Contracts shall be distributed solely through Investment Services, any Affiliate thereof, or a Distributor, pursuant to the Distribution Agreement. Investment Services and its Affiliates shall develop, implement and manage the marketing programs for the Contracts, including, but not limited to, the operation of the Investment Services telesales center(s).

        3.4    AGENT LICENSING.

               (a) Licensing of insurance agents to solicit applications for the Contracts shall be governed by the Agency Agreement.

               (b) Security Benefit shall be responsible for compliance with applicable insurance laws governing agent appointment of all persons including persons associated with Investment Services or an Affiliate thereof, or a Distributor, engaged in the sale or solicitation of the Contracts. Security Benefit shall provide such persons with an Agent and Administration Manual ("MANUAL"), substantially in the form attached hereto as EXHIBIT A. Security Benefit shall inform Investment Services of any applicable insurance rules and regulations of which it becomes aware and which it has reason to believe Investment Services is not aware.

        3.5    CONTRACT AND SEPARATE ACCOUNT ADMINISTRATION

               (a) Security Benefit shall be responsible for the insurance underwriting, issuance, service, and administration of the Contracts and for the administration of the Separate Accounts, including, without limitation, maintenance of a toll-free telephone service center, such function to be performed in all respects at a level commensurate with those standards prevailing in the variable insurance industry. Security Benefit has developed procedures for performing such underwriting, issuing, servicing and administrative functions, which procedures are set forth in the Manual. Security Benefit shall not materially amend or supplement the Manual or adopt or implement any other administrative rules, procedures or systems without first giving Investment Services an opportunity to review any such material and obtaining Investment Services' written consent.

               (b) Nothing in this Section 3.5 shall relieve Security Benefit of its duty, or otherwise diminish such duty, to perform its obligations under this Agreement, nor shall this Section relieve Security Benefit of its liabilities, or otherwise diminish such liabilities, for its failure to perform its obligations under this Agreement.

                                    ARTICLE 4
                            COMPENSATION AND EXPENSES

        4.1 COMPENSATION FOR SECURITY BENEFIT. Unless the parties otherwise agree in writing, the sole source of compensation for Security Benefit for carrying out its responsibilities and obligations assumed under this Agreement or the Related Agreements shall be the revenues derived from the charges deducted in connection with the Contracts.

        4.2 COMPENSATION FOR INVESTMENT SERVICES Unless the parties otherwise agree in writing, Investment Services shall receive no compensation for carrying out its responsibilities and obligations assumed under this Agreement.

        4.3 COMPENSATION FOR INVESTMENT ADVISORY SERVICES. Price Associates and/or Rowe Price-Fleming have executed investment management agreements with the Funds specified on SCHEDULE 2 as of the Effective Date. Security Benefit, other than as a shareholder, bears no responsibility in any respect for payment of investment advisory services to the Funds.

        4.4 COMPENSATION FOR AGENCY, INC. Agency, an affiliate of Investment Services, shall enter into an Agency Agreement with Security Benefit and shall receive the compensation provided for therein, if any, subject to any amendment to such agreement mutually agreed to by the parties thereto.

        4.5 COMPENSATION FOR THE DISTRIBUTORS. Investment Services may enter into sales agreements with Distributors under the terms specified in the Distribution Agreement. Investment Services and the Agency shall be solely responsible for the payment of compensation to the Distributors, if any, for solicitation activities relating to the Contracts.

        4.6 SEEDING OF FUNDS AND FUND SERIES. Investment Services or an Affiliate thereof shall be responsible for providing seed capital for any Fund or Fund Series for whose establishment it is responsible under Section 3.2(a).

        4.7 OTHER INVESTMENT VEHICLES OF SEPARATE ACCOUNTS OF SECURITY BENEFIT. In the event that Security Benefit or an Affiliate thereof is seeking an unaffiliated investment manager for any mutual funds serving as investment vehicles for other separate accounts established and operated by Security Benefit or such Affiliate, Security Benefit will consider the appointment of Price Associates or Rowe Price-Fleming, or an Affiliate of the foregoing, as a sub-adviser for such funds, or, in the alternative, to enter into a participation agreement with a fund managed by any of the foregoing; provided that Security Benefit believes, in its sole discretion, that Price Associates or Rowe Price-Fleming meets the criteria and standards, including marketing standards, that the Company employs for selecting investment managers for such mutual funds, and provided further that Security Benefit shall not be prohibited from providing such recommendation of, or entering into an agreement with, any other party.

        4.8 EXPENSES. Except as otherwise provided herein and in the Related Agreements, or in SCHEDULE 7 to this Agreement, each party shall bear the expenses it incurs in carrying out its responsibilities and obligations assumed under this Agreement or the Related Agreements.

                                    ARTICLE 5
                   ADDITIONAL RESPONSIBILITIES AND OBLIGATIONS

        5.1 RESOURCES. Security Benefit and Investment Services shall each allocate sufficient technical support, human resources and all other resources reasonably necessary to carry out their respective responsibilities and obligations assumed under this Agreement and the related Agreements in a timely manner.

        5.2 DUE DILIGENCE. Each party shall provide the other parties access to such of its records, officers and employees at reasonable times as is necessary to enable the parties to fulfill their obligations under this Agreement and any Related Agreements and applicable law.

        5.3  EXCHANGES AND REPLACEMENTS.

               (A) SECURITY BENEFIT. During the term of this Agreement and subject to Sections 9.1 and 9.3 hereof, neither Security Benefit nor any of its Affiliates shall knowingly induce or cause, or attempt to induce or cause, directly or indirectly, any Contract owner to lapse, terminate, surrender, exchange or cancel his or her Contract, or to cease or discontinue making premium payments thereunder except where such act or attempt to cause a lapse, termination, surrender, exchange or cancellation is in response to an enactment of federal or state legislation, order or decision of any court or regulatory body, administrative agency, or any other governmental instrumentality, a change in circumstances which makes the Contracts or insurance contracts of that type (E.G., annuity contracts or life insurance policies) an unsuitable investment for existing Contract owners, or is in response to any event or occurrence which results or is likely to result in material adverse publicity pertaining to any party to this Agreement.

               (B) INVESTMENT SERVICES. Unless the parties otherwise agree in writing, during the term of this Agreement and subject to Sections 9.1 and 9.2 hereof, neither Investment Services nor any of its Affiliates shall execute a program to induce or cause, or attempt to induce or cause, directly or indirectly, all or substantially all Contract owners of a class of Contracts to lapse, terminate, surrender, exchange or cancel their Contracts, or to cease or discontinue making premium payments thereunder except where such lapse, termination, surrender, exchange or cancellation is in response to an enactment of federal or state legislation, order or decision of any court or regulatory body, administrative agency, or any other governmental instrumentality, a change in circumstances which makes the contracts or insurance contracts of that type (E.G., annuity contracts of life insurance policies) an unsuitable investment for existing Contract owners, is in response to any event or occurrence which results or is likely to result in material adverse publicity pertaining to any party to this Agreement, or is in response to normal marketing activities or practices of Investment Services or its Affiliates.

        5.4 SERVICE AND QUALITY STANDARDS. Security Benefit and Investment Services have agreed to implement certain additional service and quality standards as set forth in EXHIBIT B, which may be amended from time to time.

                                   ARTICLE 6
                               PROPRIETARY MATTERS

        6.1    TRADEMARKS

               (A) T. ROWE PRICE LICENSED MARKS. Investment Services is a wholly owned subsidiary of Price Associates, which acts as the investment adviser to a number of registered investment companies (such investment companies, Investment Services, Rowe Price-Fleming and Price Associates being referred to herein as the "T. Rowe Price Family"). Investment Services acts as principal underwriter for each registered investment company in the T. Rowe Price Family, including T. Rowe Price Equity Series, Inc., T. Rowe Price International Series, Inc. and T. Rowe Price Fixed Income Series, Inc., the underlying investment media for the Contracts. Entities in the T. Rowe Price Family own all right, title and interest in and to the names, trademarks and service marks "T. Rowe Price," "Invest with Confidence," "Tele Access," "T. Rowe Price Variable Annuity Analyzer," "Variable Annuity Analyzer," and the "Bighorn Sheep" logo in the style shown in EXHIBIT C attached hereto, and any other names, trademarks, service marks or logos later specified by Investment Services or Price Associates (the "T. ROWE PRICE LICENSED MARKS" or the "LICENSOR'S LICENSED MARKS"). Entities within the T. Rowe Price Family use the T. Rowe Price licensed marks pursuant to various agreements with one another. Investment Services and Price Associates hereby grant to Security Benefit a non-exclusive license to use the T. Rowe Price licensed marks in connection with its performance of the services contemplated under this Agreement and the Related Agreements, subject to the terms and conditions set forth in paragraph (c) hereof.

               (B) SECURITY BENEFIT LICENSED MARKS. Security Benefit or its Affiliates are the owners of all right, title and interest in and to the name, trademark and service mark "Security Benefit" used in connection with the sale and promotion of financial and insurance products and any other names, trademarks, service marks or logos later specified by Security Benefit (the "SECURITY BENEFIT LICENSED MARKS" or the "LICENSOR'S LICENSED MARKS"). Security Benefit hereby grants to Investment Services, Price Associates and their Affiliates a non-exclusive license to use the Security Benefit licensed marks in connection with their performance of the services contemplated by this Agreement and the Related Agreements, subject to the terms and conditions set forth in paragraph (c) hereof.

               (C)    TERMS AND CONDITIONS

                      (I) TERM. The grant of license by Investment Services and
               Security Benefit (each, a "LICENSOR") to the other and Affiliates thereof (the "LICENSEES") shall terminate automatically when the Contracts shall cease to be outstanding or invested in a Fund or Fund Series or sooner upon termination by the licensor, unless otherwise agreed in writing by the parties. Upon automatic termination, every licensee shall cease to use a licensor's licensed marks. Upon Investment Services' termination of the grant of license, Security Benefit shall immediately cease to issue new annuity contracts or life insurance contracts or service existing Contracts under any of the Investment Services licensed marks, and shall likewise cease any activity which suggests that it has any right under any of the Investment Services licensed marks or that it has any association with Investment Services or an Affiliate thereof in connection with any such contracts. Similarly, upon Security Benefit's termination of the grant of license, Investment Services shall immediately cease to distribute new annuity contracts or life insurance contracts or promotional, sales or advertising material relating to any such contract under the Security Benefit licensed marks and shall likewise cease any activity which suggests that it has any right under the Security Benefit licensed marks or that it has any association with Security Benefit or an Affiliate thereof in connection with any such contracts.

                      (II) PRE-RELEASE APPROVAL OF TRADEMARK-BEARING MATERIALS.
               In addition to any pre-release approvals that may be required under a Related Agreement or a participation agreement, a licensee shall obtain the prior written approval of the licensor for the public release by such licensee of any materials bearing the licensor's licensed marks. Such material shall include, but not be limited to, samples of each Contract form and application, form correspondence with Contract owners, Contract owner reports and any other materials that bear any of the licensor's licensed marks.

                      (III) RECALL. During the term of this grant of license, a
               licensor may request that a licensee submit samples of any materials bearing any of the licensor's licensed marks which were previously approved by the licensor but, due to changed circumstances, the licensor may wish to reconsider, or which were not previously approved in the manner set forth above. If, on reconsideration or on initial review, respectively, any such samples fail to meet with the written approval of the licensor, then the licensee shall immediately cease distributing such disapproved materials. The licensee shall obtain the prior written approval of the licensor for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

                      (IV) ACKNOWLEDGEMENT OF OWNERSHIP. Each licensee
               hereunder: (1) acknowledges and stipulates that the licensor's licensed marks are valid and enforceable trademarks and/or service marks; and that such licensee does not own the licensor's licensed marks and claims no rights therein other than as a licensee under this Agreement; (2) agrees never to contend otherwise in legal proceedings or in other circumstances; and (3) acknowledges and agrees that the use of the licensor's licensed marks pursuant to this grant of license shall inure to the benefit of the licensor.

        6.2    OWNERSHIP OF PROPRIETARY INFORMATION; CONFIDENTIALITY.

               (A) INFORMATION AND PROSPECTS. The names, addresses and other information relating to prospects or leads for the Contracts acquired by Investment Services or its Affiliates or its agents or representatives in connection with marketing activities shall be the exclusive property of, and shall be exclusively owned by, Investment Services or its Affiliates, as the case may be. The records created and maintained by Security Benefit, or by any subcontractor on behalf of such Company, that pertain to Contract owners and the servicing and administration of the Contracts shall be the exclusive property of, and shall be exclusively owned by, Security Benefit. However, to the extent that any information may come to the attention of Security Benefit or any Affiliate thereof, or be entered into the records created or maintained by or on behalf of such Company or an Affiliate thereof, as a result of its relationship with Investment Services or an Affiliate thereof and not from an independent source, such information shall be kept confidential and shall not be used by Security Benefit or its Affiliates, or their respective agents or employees for any purpose, including but not limited to any marketing purpose, except in connection with the performance of its duties and responsibilities hereunder or under a Related Agreement or under the Contracts. In no event shall the names and addresses of such customers and prospective customers be furnished by Security Benefit or its Affiliate, or any agent or subcontractor thereof, to any other company or person (except as required by law or regulation and then only upon prior written notice to Investment Services).

               (B) CONFIDENTIALITY. Each party to this Agreement shall keep confidential the terms and provisions of this Agreement (except as otherwise required by law or regulation), the parties' respective methods of doing business, the names, addresses and other personal information relating to customers or prospective customers for the Contracts, the names, addresses and other personal information relating to Contract owners, and any other information proprietary to any party to this Agreement, and shall not reproduce, disseminate or otherwise publish the same to any person not a party to this Agreement, without the prior written approval of the other parties to this Agreement (except as required by law or regulation and then only upon prior written notice to the other party).

               (C) RETURN OF INFORMATION. Upon a party's written request to another party, such other party shall return to the requesting party any information or materials of a proprietary nature obtained by or on behalf of such other party in the course of the performance of this Agreement or any Related Agreement.

               (D) OWNERSHIP OF CONTRACT, FORMS AND OTHER MATERIALS. Any Contract forms, riders or materials developed or used by Security Benefit in connection with the relationship between Security Benefit, Investment Services, and Price Associates under this Agreement and the Related Agreements shall remain the exclusive property of Security Benefit.

               (E) GENERAL. The intent of this Section 6.2 is that no party or any Affiliate thereof shall utilize, or permit to be utilized, its knowledge of any other party or of any Affiliate thereof which is derived as a result of the relationship created through the funding and sale of the Contracts or the solicitation of sales of any product or service, except to the extent necessary by the terms of this Agreement or to further the purposes of this Agreement, or except as expressly permitted with the written consent of the other parties. This Section
        6.2 shall remain operative and in full force and effect regardless of the termination of this Agreement, and shall survive any such termination.

        6.3 PUBLIC ANNOUNCEMENTS. To the extent reasonably feasible, the parties shall confer with one another prior to the issuance of any reports, statements or releases pertaining to this Agreement, the Contracts and the transactions contemplated hereby, except that a party will in any event have the right to issue any such reports, statements or releases if upon advice of its counsel such issuance is required in order to comply with the requirements of any applicable federal, state or local laws and regulations.

                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

        7.1 ORGANIZATION AND GOOD STANDING. Each party hereto represents that it is a corporation duly organized, validly existing and in good standing under the laws of that jurisdiction set forth on page one of this Agreement; has all requisite corporate power to carry on its businesses as it is now being conducted and is qualified to do business in each jurisdiction in which it is required to be so qualified; and is in good standing in each jurisdiction in which such qualification is necessary under applicable law.

        7.2 AUTHORIZATION. Each party hereto represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action by such party, and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

        7.3 NO CONFLICTS. Each party hereto represents that the consummation of the transactions contemplated herein, and the fulfillment of the terms of this Agreement, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of such party, or any indenture, agreement, mortgage, deed of trust, or other instrument to which such party is a party or by which it is bound, or violate any law, or, to the best of such party's knowledge, any order, rule or regulation applicable to such party of any court or of any federal or state regulatory body, administrative agency or any other governmental instrumentality having jurisdiction over such party or any of its properties.

        7.4 ADMINISTRATIVE SYSTEM. Security Benefit represents and warrants to Investment Services and Price Associates that it has implemented the administrative systems and procedures necessary to issue, underwrite for insurance purposes, service and administer the Contracts and administer the Separate Accounts in accordance with the terms and provisions of this Agreement.

                                    ARTICLE 8
                          INDEMNIFICATION AND REMEDIES

        8.1    INDEMNIFICATION

               (A) INDEMNIFICATION BY SECURITY BENEFIT. In addition to any indemnification liability Security Benefit may have under any of the Related Agreements or otherwise, Security Benefit shall indemnify and hold harmless Investment Services, Price Associates, and their Affiliates and any officer, director, employee or agent of any of the foregoing, against any and all losses, liabilities, damages, claims or expenses, joint or several (including the reasonable costs of settling a claim, investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith), to which Investment Services, Price Associates and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, liabilities, damages, claims or expenses result because of a material breach by Security Benefit of any provision of this Agreement or which proximately result from any acts or omission of Security Benefit or Security Benefits's officers, directors, employees, agents (which for these purposes shall not include an Underwriter Representative or Distributor Representative as those terms are defined in the Distribution Agreement) or subcontractors that are not in accordance with this Agreement, including but not limited to any violation of any federal or state statute or regulation. Notwithstanding the above, no person shall be entitled to indemnification pursuant to this Section 8.1(a) if such loss, liability, damage, claim or expense is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

               (B) INDEMNIFICATION BY INVESTMENT SERVICES. In addition to any indemnification liability Investment Services may have under any of the Related Agreements, Investment Services shall indemnify and hold harmless Security Benefit and any Affiliate and any officer, director, employee or agent of any of the foregoing, against any and all losses, liabilities, damages, claims or expenses, joint or several (including the reasonable costs of settling a claim, investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith), to which Security Benefit and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, liabilities, damages, claims or expenses result because of a material breach by Investment Services of any provision of this Agreement, or which proximately result from any acts or omission of Investment Services's officers, directors, employees, agents or subcontractors that are not in accordance with this Agreement, including but not limited to any violation of any federal or state statute or regulation. Notwithstanding the above, no person shall be entitled to indemnification pursuant to this Section 8.1(b) if such loss, liability, damage, claim or expense is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

               (C) INDEMNIFICATION BY PRICE ASSOCIATES. Price Associates shall indemnify and hold harmless Security Benefit and any Affiliate and any officer, director, employee or agent of any of the foregoing, against any and all losses, liabilities, damages, claims or expenses, joint or several (including the reasonable costs of settling a claim, investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith), to which Security Benefit and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, liabilities, damages, claims or expenses result because of the material breach by Price Associates of any provision of this Agreement, including but not limited to any violation of any federal or state statute or regulation. Further, Price Associates shall indemnify Security Benefit under this Agreement and the Related Agreements to the extent that its Affiliates are unable to fulfill their indemnification obligations under this Agreement or any Related Agreements. Notwithstanding the above, no person shall be entitled to indemnification pursuant to this Section 8.1(c) if such loss, liability, damage, claim or expense is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

               (D) GENERAL. After receipt by a party entitled to indemnification ("indemnified party") under this Section 8.1 of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this
        Section 8.1 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party; provided that the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability under this Section 8.1 except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. The indemnifying party shall be entitled to participate, at its own expense, in the defense, or, if the indemnifying party so elects, to assume the defense of any suit brought to enforce any such claim, but, if the indemnifying party elects to assume the defense, such defense shall be conducted by legal counsel chosen by the indemnifying party and satisfactory to the indemnified party, to its Affiliates and any officer, director, employee or agent of any of the foregoing, in the suit. In the event that the indemnifying party elects to assume the defense of any such suit and retain such legal counsel, the indemnified party, its Affiliates and any officer, director, employee or agent of any of the foregoing in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the indemnifying party does not elect to assume the defense of any such suit, the indemnifying party will reimburse the indemnified party, such Affiliates, officers, directors, employees or agents in such suit for the reasonable fees and expenses of any legal counsel retained by them.

               (E) SUCCESSORS. A successor by law of Investment Services, Price Associates, or Security Benefit, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this
        Section 8.1.

        8.2 RIGHTS, REMEDIES, ETC. ARE CUMULATIVE. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of a party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

        8.3 INTERPRETATION, JURISDICTION, ETC. This Agreement, together with the Related Agreements, constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by a party in connection with the interpretation of any provision of this Agreement. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the state of Maryland without giving effect to principles of conflict of laws. This Section 8.3 shall not be construed to deny Security Benefit, or an Affiliate thereof, of any rights to which it is entitled as an owner of shares of the Fund.

        8.4 SEVERABILITY. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced only to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

                                    ARTICLE 9
                              TERM AND TERMINATION

        9.1 TERMINATION. This Agreement shall terminate of its own accord when all Contracts issued pursuant to this Agreement and the Related Agreements are no longer outstanding and no owner, annuitant, or beneficiary thereof is receiving any annuity benefits from Security Benefit, or after five years from the Effective Date may be terminated by any party upon six months written notice to the other parties. Upon termination of this Agreement, Articles 3, 6 and 8 shall nevertheless survive and continue in full force and effect.

        9.2 CHANGES RELATING TO SECURITY BENEFIT. Upon the occurrence of any of the following events, Investment Services shall have the right, in its sole discretion, to make arrangements for an exchange of all or a portion of the Contracts then outstanding, into insurance contracts issued by another insurance carrier mutually acceptable to the parties, and, upon being notified of Investment Services' exercise of such right, Security Benefit shall cooperate in effecting transactions entitled by such exchange in an expeditious manner, it being understood that Security Benefit may structure the exchange as a reinsurance or similar transaction, and that Security Benefit shall be entitled to reasonable compensation from such insurance carrier in connection with such transaction:

               (a) Security Benefit shall have become insolvent or its surplus shall have become impaired as such terms are defined under applicable insurance law of Security Benefit's state of domicile;

               (b) the A.M. Best & Co. rating of Security Benefit is not "A" (or if such rating organization changes its rating system after the Effective Date, an equivalent rating) or better;

               (c) the Standard & Poor's claims paying ability rating of Security Benefit is not "A-" (or if such rating organization changes its rating system after the Effective Date, an equivalent rating) or better;

               (d) Investment Services determines that Security Benefit is in material breach of any provision of this Agreement or of any Related Agreement, unless such breach has been cured within ten (10) days after receipt of notice of such breach;

               (e) in Investment Services' good faith judgment, there is an event, occurrence or circumstance (including the enactment of federal or state legislation, court decision, a change in circumstances which makes the Contracts or insurance contracts of that type (E.G., annuity contracts or life insurance policies) an unsuitable investment for prospective customers of Investment Services, or any event, occurrence or circumstance which results or is likely to result in material adverse publicity to any party to this Agreement or an Affiliate thereof) which substantially and materially undermines the distribution or servicing of the Contracts or the reputation and goodwill of any party to this Agreement;

               (f) an assignment or transfer of this Agreement by Security Benefit that does not comply with the provisions of
                      Section 9.4 of this Agreement;

        9.3 CHANGES RELATING TO INVESTMENT SERVICES. Security Benefit shall have the right, in its sole discretion, to make changes in the Contracts, including causing a substitution of a Fund or Fund Series, upon the occurrence or determination of any of the following events:

               (a) Investment Services, Price Associates, or an Affiliate thereof files a voluntary petition in bankruptcy or for reorganization or shall be the subject of an involuntary petition in bankruptcy for liquidation or reorganization;

               (b) Investment Services, Price Associates, or an Affiliate thereof has a receiver, liquidator or trustee appointed over its affairs;

               (c) Security Benefit determines that Investment Services or Price Associates is in material breach of any provision of this Agreement or of any Related Agreement, unless such breach is cured with ten (10) days after receipt of notice of such breach;

               (d) an assignment or transfer of this Agreement by Investment Services or Price Associates that does not comply with the provisions of Section 9.4 of this Agreement; or

               (e) in Security Benefit's good faith judgment, there is an event, occurrence or circumstance (including the enactment of federal or state legislation, court decision, a change in circumstances which makes the Contracts or insurance contracts of that type (E.G., annuity contracts ---- or life insurance policies) an unsuitable investment for prospective customers of Security Benefit, or any event, occurrence or circumstance which results or is likely to result in material adverse publicity to any party to this Agreement or an Affiliate thereof) which substantially and materially undermines the distribution or servicing of the Contracts or the reputation and goodwill of any party to this Agreement.

        9.4 ASSIGNMENT AND TRANSFER. This Agreement may not be assigned or transferred by any party without the prior written consent of the other party hereto.

                                   ARTICLE 10

                               GENERAL PROVISIONS

        10.1 NOTICE, CONSENT AND REQUEST. Any notice, consent or request required or permitted to be given by a party to any other party shall be deemed sufficient if sent by facsimile transmission followed by Federal Express or other overnight carrier, or if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following addresses (or at such other address for a party as shall be specified by like notice);

               if to Security Benefit, to:

                      First Security Benefit Life Insurance and Annuity Company
                        of New York
                      Attn:  Anita Larson
                      70 West Red Oak Lane, Fourth Floor
                      White Plains, New York  10604

                    copy to:

                      Security Benefit Life Insurance Company
                      Attn:  Amy J. Lee, Esq.
                      700 Harrison Street
                      Topeka, Kansas  66636

               if to Investment Services, to:

                      T. Rowe Price Investment Services, Inc.
                      Attn:  Henry H. Hopkins, Esq.
                      100 East Pratt Street
                      Baltimore, Maryland  21202

               if to Price Associates, to:

                      T. Rowe Price Associates, Inc.
                      Attn:  Henry H. Hopkins, Esq.
                      100 East Pratt Street
                      Baltimore, Maryland  21202

        10.2 CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

        10.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which taken together shall be deemed to be one and the same instrument.

        10.4 AMENDMENT. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

        IN WITNESS WHEREOF, the parties hereto have each duly executed this Agreement as of the day and year first above written.

                                    FIRST SECURITY BENEFIT LIFE INSURANCE
                                    AND ANNUITY COMPANY OF NEW YORK

                                    By its authorized officer

                                    BY:_________________________________
                                                  Anita Larson

                                    Title: CHIEF ADMINISTRATIVE OFFICER

                                    Date: OCTOBER 11, 1995

                                    T. ROWE PRICE INVESTMENT SERVICES, INC.

                                    By its authorized officer

                                    BY:_________________________________
                                                 Nancy M. Morris

                                    Title: VICE PRESIDENT

                                    Date: OCTOBER 11, 1995

                                    T. ROWE PRICE ASSOCIATES, INC.

                                    By its authorized officer

                                    BY:_________________________________
                                                Nancy M. Morris

                                    Title: VICE PRESIDENT

                                    Date: OCTOBER 11, 1995

                                   SCHEDULE 1

                              CLASSES OF CONTRACTS

                         SUPPORTED BY SEPARATE ACCOUNTS

                              LISTED ON SCHEDULE 3

Effective as of the Effective Date, the following classes of Contracts are subject to the Agreement:

Policy Marketing Name     SEC 1933 Act           Name of Supporting      Annuity or Life
                          Registration Number    Account
------------------------- ---------------------- ----------------------- ---------------------
T. Rowe Price No-Load            33-83240        T. Rowe Price             Annuity
Variable Annuity                                 Variable Annuity
                                                 Account of Security
                                                 Benefit
------------------------- ---------------------- ----------------------- ---------------------


Effective as of _______, the following classes of Contracts are hereby added to this Schedule 1 and made subject to the Agreement:



------------------------- ---------------------- ----------------------- ---------------------

Policy Marketing Name     SEC 1933 Act           Name of Supporting      Annuity or Life
                          Registration Number    Account
------------------------- ---------------------- ----------------------- ---------------------


------------------------- ---------------------- ----------------------- ---------------------

------------------------- ---------------------- ----------------------- ---------------------

------------------------- ---------------------- ----------------------- ---------------------


IN WITNESS WHEREOF, Investment Services, Price Associates, and Security Benefit hereby amend this Schedule 1 in accordance with Article II of the Agreement.

______________________              __________________________
Security Benefit                    Investment Services

______________________
Price Associates

                                   SCHEDULE 2

                              FUNDS AVAILABLE UNDER
                             EACH CLASS OF CONTRACTS

Effective as of the Effective Date, the following Funds are available under the
Contracts:

--------------------------------- ------------------------------ ==============================

Contracts Marketing Name          Fund                           Fund Series

--------------------------------- ------------------------------ ==============================

                                                                 oEquity Income Portfolio

                                                                 oNew America Growth Portfolio

T. Rowe Price No-Load Variable    T. Rowe Price Equity Series,   oT. Rowe Price Personal
Annuity                           Inc.                           Strategy Balanced Portfolio

--------------------------------- ------------------------------ ==============================

                                  T. Rowe Price International    International Stock Portfolio
                                  Series, Inc.

--------------------------------- ------------------------------ ==============================

                                  T. Rowe Price Fixed Income     Limited-Term Bond Portfolio
                                  Series, Inc.

--------------------------------- ------------------------------ ==============================


Effective as of __________________, this Schedule 2 is hereby amended to reflect the following changes in Fund or Fund Series available under the Contracts:

--------------------------------- ------------------------------ ==============================

Contracts Marketing Name          Fund                           Fund Series

--------------------------------- ------------------------------ ==============================


--------------------------------- ------------------------------ ==============================


--------------------------------- ------------------------------ ==============================


--------------------------------- ------------------------------ ==============================

IN WITNESS WHEREOF, Investment Services, Price Associates and Security Benefit hereby amend this Schedule 2 in accordance with Article II of the Agreement.

______________________              ______________________
Security Benefit                    Investment Services

______________________
Price Associates

                                   SCHEDULE 3

                    SEPARATE ACCOUNTS OF THE SECURITY BENEFIT
                       COMPANIES SUPPORTING THE CONTRACTS

Effective as of the Effective Date, the following separate account and subaccounts are subject to the Agreement:

-------------------------- --------------------- ----------------------- ======================
                           Date Established by
Name of Separate Account   Board of Directors    SEC 1940 Act            Type of Product
and Subaccounts            of the Company        Registration Number     Supported by Account

-------------------------- --------------------- ----------------------- ======================

T. Rowe Price Variable     November 11, 1994            811-8726         Variable Annuity
Annuity Account of
Security Benefit

 o  Equity Income
    Subaccount

 o  International Stock
    Subaccount

 o  Limited-Term Bond
    Subaccount

 o  New America Growth
    Subaccount

 o  Personal Strategy

    Balanced Subaccount
-------------------------- --------------------- ----------------------- ======================

Effective as of , the following separate accounts and/or subaccounts are hereby added to this Schedule 3 and made subject to the Agreement:

------------------------- ---------------------- ----------------------- ======================

                          Date Established by
Name of Separate          Board of Directors     SEC 1940 Act            Type of Product
Account and Subaccounts   of the Company         Registration Number     Supported by Account
------------------------- ---------------------- ----------------------- ======================


------------------------- ---------------------- ----------------------- ======================


------------------------- ---------------------- ----------------------- ======================


------------------------- ---------------------- ----------------------- ======================

IN WITNESS WHEREOF, Security Benefit, Investment Services, and Price Associates hereby amend this Schedule 3 in accordance with Article II of the Agreement.

____________________                    ________________________
Security Benefit                             Investment Services

____________________
Price Associates

                                   SCHEDULE 4

                    BROKERAGE FIRMS AND MUTUAL FUNDS SPONSORS

Benham
Dreyfus
Fidelity
First Trust
Harbor Capital
Heine Security
Invesco
Jack White
Janus
Neuberger & Berman
Schwab
Scudder
Steinroe
Strong
Twentieth Century
Vanguard

                                   SCHEDULE 5

                             CONTRACT SPECIFICATIONS

              FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

THE COMPANY'S PROMISE

In consideration for the Purchase Payments and the attached application, First Security Benefit Life Insurance and Annuity Company of New York (the "Company") will pay the benefits of this Contract according to its provisions.

LEGAL CONTRACT

PLEASE READ YOUR CONTRACT CAREFULLY. It is a legal Contract between the Owner and the Company. The Contract's table of contents is on page 2.

FREE LOOK PERIOD-RIGHT TO CANCEL

IF FOR ANY REASON THE OWNER IS NOT SATISFIED WITH THIS CONTRACT, HE OR SHE MAY RETURN IT TO THE COMPANY WITHIN 30 DAYS FROM THE DATE OF RECEIPT. IT MAY BE RETURNED BY DELIVERING OR MAILING IT TO THE COMPANY. IF RETURNED, THIS CONTRACT SHALL BE DEEMED VOID FROM THE CONTRACT DATE. THE COMPANY WILL REFUND (I) ANY PURCHASE PAYMENTS MADE AND ALLOCATED TO THE FIXED ACCOUNT; AND (II) SEPARATE ACCOUNT CONTRACT VALUE AS OF THE DATE THE RETURNED POLICY IS POSTMARKED FOR RETURN TO THE COMPANY, INCREASED BY ANY FEES OR OTHER CHARGES PAID.

Signed for First Security Benefit Life Insurance and Annuity Company of New York on the Contract Date.

               ROGER K. VIOLA                    HOWARD R. FRICKE
                 Secretary                          President

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*Purchase Payments may be made until the earlier of the Annuity Payout Date or termination of the Contract.

*A Death Benefit may be paid prior to the Annuity Payout Date according to the Contract provisions.

*Annuity Payments begin on the Annuity Payout Date using the method specified in this Contract.

*The smallest annual rate of investment return that would have to be earned on the assets of the Separate Account so that the dollar amount of Variable Annuity Payments will not decrease is 3 1/2%. A daily charge corresponding to an annual charge of .55% is applied to the assets of the Separate Account by the Company. Please refer to the "Contract Value and Expense Provisions" beginning on page 10.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

     FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
         70 West Red Oak Lane, 4th Floor, White Plains, New York 10604

Form FSB201 (R11-96)                                                   BP 2010P1

                               TABLE OF CONTENTS

                                                                       PAGE

CONTRACT SPECIFICATIONS ................................................ 3

DEFINITIONS ............................................................ 4-6

GENERAL PROVISIONS ..................................................... 7, 8
  The Contract ......................................................... 7
  Compliance ........................................................... 7
  Misstatement of Age or Sex ........................................... 7
  Evidence of Survival ................................................. 7
  Incontestability ..................................................... 7
  Assignment ........................................................... 7
  Exchanges ............................................................ 8
  Claims of Creditors .................................................. 8
  Nonforfeiture Values ................................................. 8
  Non-Participating .................................................... 8
  Statements ........................................................... 8

OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS ........................ 9
  Ownership ............................................................ 9
  Joint Ownership ...................................................... 9
  Annuitant ............................................................ 9
  Primary and Secondary Beneficiaries .................................. 9
  Ownership and Beneficiary Changes .................................... 9

PURCHASE PAYMENT PROVISIONS ............................................ 10
  Flexible Purchase Payments ........................................... 10
  Purchase Payment Limitations ......................................... 10
  Purchase Payment Allocation .......................................... 10
  Place of Payment ..................................................... 10

CONTRACT VALUE AND EXPENSE PROVISIONS .................................. 10-12
  Contract Value ....................................................... 10
  Fixed Account Contract Value ......................................... 10
  Fixed Account Interest Crediting ..................................... 11
  Separate Account Contract Value ...................................... 11
  Accumulation Unit Value .............................................. 11
  Determining Accumulation Units ....................................... 11
  Mortality and Expense Risk Charge .................................... 12
  Premium Tax Expense .................................................. 12
  Mutual Fund Expenses ................................................. 12

WITHDRAWAL PROVISIONS .................................................. 12, 13
  Withdrawals .......................................................... 12
  Withdrawal Value ..................................................... 13
  Systematic Withdrawals ............................................... 13
  Date of Request ...................................................... 13
  Payment of Withdrawal Benefits ....................................... 13

DEATH BENEFIT PROVISIONS ............................................... 14, 15
  Death Benefit ........................................................ 14
  Proof of Death ....................................................... 14
  Distribution Rules ................................................... 14, 15

ANNUITY PAYMENT PROVISIONS ............................................. 15-19
  Annuity Payout Date .................................................. 15
  Change of Annuity Payout Date ........................................ 15
  Annuity Payout Amount ................................................ 15
  Annuity Tables ....................................................... 16
  Annuity Payments ..................................................... 16
  Change of Annuity Option ............................................. 16
  Fixed Annuity Payments ............................................... 16
  Variable Annuity Payments ............................................ 16
  Annuity Units ........................................................ 16, 17
  Net Investment Factor ................................................ 17
  Alternate Annuity Option Rates ....................................... 17
  Annuity Options ...................................................... 18, 19

ANNUITY TABLES ......................................................... 20

AMENDMENTS OR ENDORSEMENTS, IF ANY

                                   -2-                                 BP 2010P1

--------------------------------------------------------------------------------
                            CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------

OWNER NAME:                     CONTRACT NUMBER:

OWNER DATE OF BIRTH:            CONTRACT DATE:

JOINT OWNER NAME:               ISSUE DATE:

JOINT OWNER DATE OF BIRTH:      ANNUITY PAYOUT DATE:

ANNUITANT NAME:                 PLAN:

ANNUITANT DATE OF BIRTH:        ASSIGNMENT:

ANNUITANT GENDER:

PRIMARY BENEFICIARY NAME:       SECONDARY BENEFICIARY:
                                NAME:  See Application or subsequent change from
--------------------------------------------------------------------------------

INITIAL PURCHASE PAYMENT ..............

MINIMUM SUBSEQUENT PURCHASE PAYMENTS .. investment program

MINIMUM SYSTEMATIC WITHDRAWAL ......... $100

MORTALITY AND EXPENSE RISK CHARGE ..... .55% Annually

GUARANTEED RATE ....................... 3%

ANNUITY OPTION ........................

SUBACCOUNTS:

   New America Growth Subaccount
   International Stock Subaccount
   Mid-Cap Growth Subaccount
   Equity Income Subaccount
   Personal Strategy Balanced Subaccount
   Limited-Term Bond Subaccount
   Prime Reserve Subaccount

METHOD FOR DEDUCTIONS:

   Deductions for any Premium Taxes will be allocated proportionately to the Owner's Contract Value in the Subaccounts and the Fixed Account.

*The Annuity Payout Date and Annuity Option may be changed by the Owner prior to the Annuity Payout Date. See "Change of Annuity Payout Date" and "Change of Annuity Option."

FSB201 A (R9-96)                   -3-                                     SBL90

--------------------------------------------------------------------------------
DEFINTIONS
--------------------------------------------------------------------------------

ACCOUNT

An Account is one of the Subaccounts or the Fixed Account.

ACCUMULATION UNIT

The Accumulation Unit is a unit of measure. It is used to compute the Separate Account Contract Value prior to the Annuity Payout Date. It is also used to compute the Variable Annuity Payments for Annuity Options 5 through 7.

ANNUITANT

The Annuitant is the person named by the Owner on whose life the Annuity Payments depend for Annuity Options 1 through 4. The Annuitant receives Annuity Payments under this Contract. Please see "Annuitant" provisions on page 9.

ANNUITY OPTION

An Annuity Option is a set of provisions that form the basis for making Annuity Payments. The Annuity Option is set prior to the Annuity Payout Date. Please see "Annuity Options" on pages 18 and 19.

ANNUITY PAYOUT DATE

The Annuity Payout Date is the date on which Annuity Payments are scheduled to begin. This date may be changed by the Owner. The Annuity Payout date is shown on page 3. Please see "Annuity Payout Date" on page 15.

ANNUITY UNIT

The Annuity Unit is a unit of measure used to compute Variable Annuity Payments for Annuity Options 1 through 4.

AUTOMATIC EXCHANGES

Automatic Exchanges are Exchanges among the Subaccounts and the Fixed Account. Such exchanges are made automatically on a periodic basis by the Company at the written request of the Owner.

COMPANY

The Company is First Security Benefit Life Insurance and Annuity Company of New York.

CONTRACT ANNIVERSARY

A Contract Anniversary is a 12-month anniversary of the Contract Date.

CONTRACT DATE

The Contract Date is the date the Contract begins. The Contract Date is shown on page 3.

CONTRACT YEAR

Contract Years are measured from the Contract Date.

CURRENT INTEREST

The Company may in its discretion pay Current Interest on the Fixed Account at a rate that exceeds the Guaranteed Rate shown on page 3. The Company will declare the rate of Current Interest, if any, from time to time.

DESIGNATED BENEFICIARY

Upon the death of the Owner or Joint Owner, the Designated Beneficiary will be the first person on the following list who is alive on the date of death:

   1.  Owner;
   2.  Joint Owner;
   3.  Primary Beneficiary;
   4.  Secondary Beneficiary;
   5.  Annuitant; and
   6.  the Owner's estate if no one listed above is alive.

                                                                     55-02010-01
FSB201 B (4-94)                     -4-                                BP 2010A1

--------------------------------------------------------------------------------
DEFINITIONS (Continued)
--------------------------------------------------------------------------------

DESIGNATED BENEFICIARY (Cont'd)

The Designated Beneficiary receives a death benefit upon the death of the Owner. Please see "Ownership, Annuitant, and Beneficiary Provisions" on page 9 and "Death Benefit Provisions" on pages 14 and 15.

FIXED ACCOUNT

The Fixed Account is part of the Company's general account. The Company manages the general account and guarantees that it will credit interest on Fixed Account Contract Value at an annual rate at least equal to the Guaranteed Rate. This Rate is shown on page 3.

GUARANTEE PERIOD

Current Interest, if declared, is fixed for rolling periods of one year, referred to as Guarantee Periods. The Guarantee Period that applies to any Fixed Account Contract Value: (1) starts on the date that such Contract Value is allocated to the Fixed Account pursuant to: (a) a Purchase Payment Received by the Company; or (b) an Exchange to the Fixed Account; and (2) ends on the last day of the same month in the year in which the Guarantee Period expires. When any Guarantee Period expires, a new Guarantee Period shall start for such Contract Value on the date that follows such expiration date. Such period shall end on the immediately preceding date in the year in which the Guarantee Period expires. For example, Contract Value exchanged to the Fixed Account on June 1 would have a Guarantee Period starting on that date and ending on June 30 of the following year. A new Guarantee Period for such Contract Value would start on July 1 of that year and end on June 30 of the following year.

HOME OFFICE

The address of the Company's Home Office is First Security Benefit Life Insurance and Annuity Company of New York, 70 West Red Oak Lane, 4th Floor, White Plains, New York 10604.

ISSUE DATE

The Issue Date is the date the Company uses to  determine  the date the Contract
becomes  incontestable.   The  Issue  Date  is  shown  on  page  3.  Please  see
"Incontestability" on page 7.

JOINT OWNER

The Joint Owner, if any, shares an undivided interest in the entire Contract with the Owner. The Joint Owner, if any, is named on page 3. Please see "Joint Ownership" provisions on page 9.

NONNATURAL PERSON

Any group or entity that is not a living person, such as a trust or corporation.

OWNER

The Owner is the person who has all rights under the Contract. The Owner is named on page 3. Please see "Ownership" provisions on page 9.

PREMIUM TAX

Any Premium Taxes levied by a state or other governmental entity will be charged against this Contract. When Premium Tax is assessed after the Purchase Payment is applied, it will be deducted as described on page 3.

PURCHASE PAYMENT

A Purchase Payment is money Received by the Company and applied to the Contract.

RECEIVED BY THE COMPANY

The phrase "Received by the Company" means receipt by the Company in good order at its Home Office at the address indicated above or such other address designated in writing by the Company.

                                                                     55-02010-01
                                   -5-                                 BP 2010A1

--------------------------------------------------------------------------------
DEFINITIONS (Continued)
--------------------------------------------------------------------------------

SEPARATE ACCOUNT

The T. Rowe Price Variable Annuity Account of First Security Benefit Life Insurance and Annuity Company of New York is a Separate Account established and maintained by the Company under New York law. The Separate Account is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as Unit Investment Trust. It was established by the Company to support variable annuity contracts. The Company owns the assets of the Separate Account and maintains them apart from the assets of its general account and its other separate accounts. The assets held in the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account shall not be chargeable with liabilities arising out of any other business of the Company.

Income and realized and unrealized gains and losses from assets in the Separate Account are credited to, or charged against, the Separate Account without regard to the income, gains or losses from the Company's general account or its other separate accounts. The Separate Account is divided into Subaccounts shown on page 3. Income and realized and unrealized gains and losses from assets in each Subaccount are credited to, or charged against, the Subaccount without regard to income, gains or losses in the other Subaccounts. The Company has the right to transfer to its general account any assets of the Separate Account that are in excess of the reserves and other Contract liabilities with respect to the Separate Account. The value of the assets in the Separate Account on each Valuation Date is determined at the end of each Valuation Date.

SUBACCOUNT NET ASSET VALUE

The Subaccount Net Asset Value is equal to: (1) the net asset value of all shares of the underlying mutual fund held by the Subaccount; plus (2) any cash or other assets; less (3) all liabilities of the Subaccount.

SUBACCOUNTS

The Separate Account is divided into Subaccounts which invest in shares of open-end management investment companies, commonly known as mutual funds. Each Subaccount may invest its assets in a separate class or series of a designated mutual fund or funds. The Subaccounts are shown on page 3. Subject to the regulatory requirements then in force, the Company reserves the right to:

   1.  change or add designated mutual funds or other investment vehicles;
   2.  add, remove or combine Subaccounts;
   3. add, delete or make substitutions for securities that are held or purchased by the Separate Account or any Subaccount;
   4.  operate the Separate Account as a management investment company;
   5. combine the assets of the Separate Account with other Separate Accounts of the Company or an affiliate thereof;
   6. restrict or eliminate any voting rights of the Owner with respect to the Separate Account or other persons who have voting rights as to the Separate Account; and
   7.  terminate and liquidate any Subaccount.

If any of these changes result in a material change to the Separate Account or a Subaccount, the Company will notify the Owner of the change. The Company will not change the investment policy of any Subaccount in any material respect without complying with the filing and other procedures of the insurance regulators of the state of issue.

VALUATION DATE

A Valuation Date is each day the New York Stock Exchange and the Company are open for business.

VALUATION PERIOD

A Valuation Period is the interval of time from one Valuation Date to the next Valuation Date.

                                                                     55-02010-02
FSB201 C (4-94)                     -6-                                BP 2010B1

--------------------------------------------------------------------------------
GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT

The entire Contract between the Owner and the Company consists of this Contract, the attached Application, and any Amendments, Endorsements or Riders to the Contract. All statements made in the Application will, as ruled by a court of competent jurisdiction, be deemed representations and not warranties. The Company will use no statement made by or on behalf of the Owner or the Annuitant to void this Contract unless it is in the written Application. Any change in the Contract can be made only with the written consent of the President, a Vice President, or the Secretary of the Company.

The Purchase Payment(s) and the Application must be acceptable to the Company under its rules and practices. If they are not, the Company's liability shall be limited to a return of the Purchase Payment(s).

COMPLIANCE

The Company reserves the right to make any change to the provisions of this Contract to comply with or give the Owner the benefit of any federal or state statute, rule or regulation. This includes, but is not limited to, requirements for annuity contracts under the Internal Revenue Code or the laws of any state. The Company will provide the Owner with a copy of any such change and will obtain approval for such a change with the insurance regulatory officials of the state in which the Contract is delivered.

MISSTATEMENT OF AGE AND SEX

If the age or sex of the Annuitant has been misstated, payments shall be adjusted, when allowed by law, to the amount which would have been provided for the correct age or sex. Proof of the age of an Annuitant may be required at any time, in a form suitable to the Company. If payments have already commenced and the misstatement has caused an underpayment, the full amount due with interest at a rate of 3% will be paid with the next scheduled payment. If the misstatement has caused an overpayment, the amount due with interest at the rate of 3% will be deducted from one or more future payments.

EVIDENCE OF SURVIVAL

When any payments under this Contract depend on the payee being alive on a given date, proof that the payee is living may be required by the Company. Such proof must be in a form accepted by the Company, and may be required prior to making the payments.

INCONTESTABILITY

This Contract will not be contested after it has been in force for two years from the Issue Date during the life of the Owner.

ASSIGNMENT

Please refer to page 3 to see if this Contract may be assigned. If it may be assigned, no Assignment under this Contract is binding unless Received by the Company in writing. The Company assumes no responsibility for the validity, legality, or tax status of any Assignment. The Assignment will be subject to any payment made or other action taken by the Company before the Assignment is Received by the Company. Once filed, the rights of the Owner, Annuitant and Beneficiary are subject to the Assignment. Any claim is subject to proof of interest of the assignee.

                                                                     55-02010-02
                                   -7-                                 BP 2010B1

--------------------------------------------------------------------------------
GENERAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

EXCHANGES

The Owner may Exchange Contract Value among the Fixed Account and Subaccounts subject to the following.

Exchanges are not allowed within 30 days of the Annuity Payout Date. After the Annuity Payout Date, for Annuity Options 1 through 4, the Owner may Exchange Contract Value only among Subaccounts. The Company reserves the right to: (1) prohibit exchanges that would reduce an account to less than $500; (2) limit the number of Exchanges allowed each Contract Year to six; and (3) subject to New York Insurance Department approval, waive the limit on Exchanges allowed each Contract Year. Exchanges must be at least $500 or, if less, the remaining balance in the Fixed Account or a Subaccount.

Contract Value may be exchanged from the Fixed Account only: (1) during the calendar month in which the applicable Guarantee Period expires; and (2) pursuant to an Automatic Exchange. Exchanges of Fixed Account Value will be made: (1) first from Fixed Account Contract Value for which the Guarantee Period expires during the calendar month in which the Exchange is effected; (2) then in the order that starts with Fixed Account Contract Value which has the longest amount of time before its Guarantee Period expires; and (3) ends with that which has the least amount of time before its Guarantee Period expires.

The Company will effect an Exchange to or from a Subaccount on the basis of Accumulation Unit Value (or, when appropriate, Annuity Unit Value) determined at the end of the Valuation Period in which the Exchange is effected. The Company will effect an Exchange from the Fixed Account on the basis of Fixed Account Contract Value at the end of the Valuation Period in which the Exchange is effected.

The Company reserves the right to delay Exchanges from the Fixed Account for up to 6 months. The Company will inform you if there will be a delay.

CLAIMS OF CREDITORS

The Contract Value and other benefits under this Contract are exempt from the claims of creditors of the Owner to the extent allowed by law.

NONFORFEITURE VALUES

The Death Benefits, Withdrawal Values and Annuity Payout Values will at least equal the minimum required by law.

NON-PARTICIPATING

This Contract is not participating and will pay no dividend.

STATEMENTS

At least once each Contract Year the Owner will be sent a statement including the current Contract Value and any other information required by law. The Owner may send a written request for a statement at other intervals. The Company may charge a reasonable fee for such statements.

FSB201 D (R9-96)                   -8-                                 BP 2010N1

--------------------------------------------------------------------------------
OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS
--------------------------------------------------------------------------------

OWNERSHIP

During the Owner's lifetime, all rights and privileges under the Contract may be exercised only by the Owner. If the purchaser names someone other than himself or herself as Owner, the purchaser has no rights in the Contract. No Owner may be older than age 85 on the Contract Date.

JOINT OWNERSHIP

If a Joint Owner is named in the application, then the Owner and Joint Owner share an undivided interest in the entire Contract as joint tenants with rights of survivorship. When an Owner and Joint Owner have been named, the Company will honor only requests for changes and the exercise of other Ownership rights made by both the Owner and Joint Owner. When a Joint Owner is named, all references to "Owner" throughout this Contract should be construed to mean both the Owner and Joint Owner, except for the final sentence of the "Annuitant" provision below, the "Statements" provision on page 8 and the "Death Benefit Provisions" on pages 14 and 15.

ANNUITANT

The Annuitant is named on page 3. The Owner may change the Annuitant prior to the Annuity Payout Date. The request for this change must be made in writing and Received by the Company at least 30 days prior to the Annuity Payout Date. No Annuitant may be named who is more than 85 years old on the Contract Date. When the Annuitant dies prior to the Annuity Payout Date, the Owner must name a new Annuitant within 30 days or, if sooner, by the Annuity Payout Date, except where the Owner is a Nonnatural Person. If a new Annuitant is not named, the Owner becomes the Annuitant.

PRIMARY AND SECONDARY BENEFICIARIES

The Primary Beneficiary and any Secondary Beneficiary are named on page 3. The Owner may change any Beneficiary as described in "Ownership and Beneficiary
Changes" below. If the Primary Beneficiary dies prior to the Owner, the Secondary Beneficiary becomes the Primary Beneficiary. Unless the Owner directs otherwise, when there are two or more Primary Beneficiaries, they will receive equal shares.

OWNERSHIP AND BENEFICIARY CHANGES

Subject to the terms of any existing Assignment, the Owner may name a new Owner, a new Primary Beneficiary or a new Secondary Beneficiary. Any new choice of Owner, Primary Beneficiary or Secondary Beneficiary will revoke any prior choice. Any change must be made in writing and recorded at the Home Office. The change will become effective as of the date the written request is signed, whether or not the Owner is living at the time the change is recorded. A new choice of Primary Beneficiary or Secondary Beneficiary will not apply to any payment made or action taken by the Company prior to the time it was recorded. The Company may require the Contract be returned so these changes may be made.

                                   -9-                                 BP 2010N1

--------------------------------------------------------------------------------
PURCHASE PAYMENT PROVISIONS
--------------------------------------------------------------------------------

FLEXIBLE PURCHASE PAYMENTS

The Contract becomes in force when the initial Purchase Payment is applied. The Owner is not required to continue Purchase Payments in the amount or frequency originally planned. The Owner may: (1) increase or decrease the amount of Purchase Payments; or (2) change the frequency of Purchase Payments. A change in frequency or amount of Purchase Payments does not require a written request.

PURCHASE PAYMENT LIMITATIONS

Total Purchase Payments to the Contract may not be greater than $1,000,000 without prior approval by the Company. The Minimum Subsequent Purchase Payment amount is shown on page 3.

PURCHASE PAYMENT ALLOCATION

Purchase Payments may be allocated among the Fixed Account and the Subaccounts. The allocations may be a whole dollar amount or whole percentage. However, no less than $25 per Purchase Payment may be allocated to any Account. The Owner may change the allocations by written notice to the Company.

PLACE OF PAYMENT

All Purchase Payments under this Contract are to be paid to the Company. Purchase Payments after the first Purchase Payment are applied as of the end of the Valuation Period during which they are Received by the Company.

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS
--------------------------------------------------------------------------------

CONTRACT VALUE

On any Valuation Date, the Contract Value is the sum of: (1) the Separate Account Contract Value; and (2) the Fixed Account Contract Value. At any time after the first Contract Year and before the Annuity Payout Date, the Company reserves the right to pay to the Owner the Contract Value as a lump sum if it is below $2,000 and no Purchase Payments have been paid for three years.

FIXED ACCOUNT CONTRACT VALUE

On any Valuation Date, the Fixed Account Contract Value is equal to the first Purchase Payment allocated under the Contract to the Fixed Account:

PLUS:

   1. any other Purchase Payments allocated under the Contract to the Fixed Account;
   2.  any Exchanges from the Separate Account to the Fixed Account; and
   3.  any interest credited to the Fixed Account.

LESS:

   1.  any Withdrawals deducted from the Fixed Account;
   2.  any Exchanges from the Fixed Account to the Separate Account;
   3.  any applicable Premium Taxes;
   4. any Fixed Account Contract Value which is applied to any of Annuity Options 1 through 4; and
   5.  any Annuity Payments made under Annuity Options 5 and 7.

                                                                     55-02010-04
FSB201 E (4-94)                    -10-                                BP 2010D1

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
--------------------------------------------------------------------------------

FIXED ACCOUNT INTEREST CREDITING

The Company will credit interest on Fixed Account Contract Value at an annual rate at least equal to the Guaranteed Rate shown on page 3. Also, the Company may in its sole judgment credit Current Interest at a rate in excess of the Guaranteed Rate. The rate of Current Interest, if declared, will be fixed during the Guarantee Period. Fixed Account Contract Value will earn Current Interest during each Guarantee Period at the rate, if any, declared by the Company on the first day of the Guarantee Period.

The Company may credit Current Interest on Contract Value that was allocated or exchanged to the Fixed Account during one period at a different rate than amounts allocated or exchanged to the Fixed Account in another period. Therefore, at any time, portions of Fixed Account Contract Value may be earning Current Interest at different rates based upon the period during which such portions were allocated or exchanged to the Fixed Account.

SEPARATE ACCOUNT CONTRACT VALUE

On any Valuation Date, the Separate Account Contract Value is the sum of the then current value of the Accumulation Units allocated to each Subaccount for this Contract.

ACCUMULATION UNIT VALUE

The initial Accumulation Unit Value for each Subaccount was set at $10. Other Accumulation Unit Values are found on each Valuation Date by dividing (1) by (2) where:

   1.  is equal to:

       a. the Subaccount Net Asset Value determined at the end of the current Valuation Period; plus
       b. any dividends declared by the Subaccount's underlying mutual fund that are not part of the Subaccount Net Asset Value; less
       c. the accrued Mortality and Expense Risk Charge; and
       d. any taxes for which the Company has reserved which the Company deems to have resulted from the operation of the Subaccount.

   2.  is the number of Accumulation Units at the start of the Valuation Period.

The Accumulation Unit Value may increase or decrease from one Valuation Period to the next.

DETERMINING ACCUMULATION UNITS

The number of Accumulation Units allocated to a Subaccount under this Contract is found by dividing: (1) the amount allocated to a Subaccount; by (2) the Accumulation Unit Value for the Subaccount at the end of the Valuation Period during which the amount is applied under the Contract. The number of Accumulation Units allocated to a Subaccount under the Contract will not change as a result of investment experience. Events that change the number of Accumulation Units are:

   1.  Purchase Payments that are applied to the Subaccount;
   2.  Contract Value that is Exchanged into or out of the Subaccount;
   3.  Withdrawals that are deducted from the Subaccount; and
   4.  Premium Taxes that are deducted from the Subaccount.

                                                                     55-02010-04
                                   -11-                                BP 2010D1

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
--------------------------------------------------------------------------------

MORTALITY AND EXPENSE RISK CHARGE

The Company will deduct the Mortality and Expense Risk Charge shown on page 3. This charge will be computed and deducted from each Subaccount on each Valuation Date. This charge is factored into the Accumulation Unit and Annuity Unit Value on each Valuation Date.

PREMIUM TAX EXPENSE

The Company reserves the right to deduct Premium Tax when due or any time thereafter. Any applicable Premium Taxes will be allocated as described on page 3.

MUTUAL FUND EXPENSES

Each Subaccount invests in shares of a mutual fund. The net asset value per share of each underlying fund reflects the deduction of any investment advisory and administration fees and other expenses of the fund. These fees and expenses are not deducted from the assets of a Subaccount, but are paid by the underlying funds. The Owner indirectly bears a pro rata share of such fees and expenses. An underlying fund's fees and expenses are not specified or fixed under the terms of this Contract.

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS

A full Withdrawal of the Contract Value or partial Withdrawal of Separate Account Contract Value is allowed at any time. Partial Withdrawals of Fixed
Account Contract Value are, however, restricted as described below. This provision is subject to any federal or state Withdrawal restrictions.

A partial Withdrawal of Fixed Account Contract Value may be made only: (1) pursuant to Systematic Withdrawals; (2) during the calendar month in which the applicable Guarantee Period expires; and (3) once per Contract Year in an amount up to the greater of $5,000 or 10 percent of the Fixed Account Contract Value at the time of the partial Withdrawal.

Upon the Owner's request for a full Withdrawal, the Company will pay the Withdrawal Value in a lump sum.

All Withdrawals must meet the following conditions.

   1. The request for Withdrawal must be Received by the Company in writing or under other methods allowed by the Company.
   2. The Owner must apply: (a) while this Contract is in force; and (b) prior to the Annuity Payout Date.
   3. The amount Withdrawn must be at least $500.00 except for Systematic Withdrawals, as discussed below, or when terminating the Contract.

A partial Withdrawal request must state the allocations for deducting the Withdrawal from each Account. If the Owner does not specify the allocation, the Company will contact the Owner for instructions. The Withdrawal will be effected as of the end of the Valuation Period in which such instructions are Received by the Company. Withdrawals of Fixed Account Contract Value will be made: (1) first from Fixed Account Contract Value for which the Guarantee Period expires during the calendar month in which the Withdrawal is effected; (2) then in the order that starts with Fixed Account Contract Value which has the longest amount of time before its Guarantee Period expires; and (3) ends with that which has the least amount of time before its Guarantee Period expires.

                                                                     55-02010-05
FSB201 F (4-94)                    -12-                                BP 2010E1

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

WITHDRAWAL VALUE

The Withdrawal Value at any time will be: (1) the Contract Value; less (2) any Premium Taxes due or paid by the Company.

SYSTEMATIC WITHDRAWALS

Systematic Withdrawals are automatic periodic distributions from the Contract in substantially equal amounts prior to the Annuity Payout Date. In order to start Systematic Withdrawals, the Owner must make the request in writing. The Minimum Systematic Withdrawal is shown on page 3. The Owner must choose the type of payment, and its frequency. The payment type may be: (1) a percentage of Contract Value; (2) a specified dollar amount; (3) all earnings in the Contract; or (4) based upon the life expectancy of the Owner or the Owner and a Beneficiary. The payment frequency may be: (1) monthly; (2) quarterly; (3) semiannually; or (4) annually. Systematic Withdrawals of Fixed Account Contract Value must provide for payments over a period of not less than 36 months. Systematic Withdrawals may be stopped by the Owner upon proper written request Received by the Company at least 30 days in advance. The Company reserves the right to stop, modify or suspend Systematic Withdrawals.

Withdrawals, including systematic withdrawals, may: (1) subject the Owner to a penalty tax if taken before age 59 1/2; and (2) may be restricted or limited if made from an Individual Retirement Annuity qualified under Internal Revenue Code
(IRC) Section 408 or a Tax Sheltered Annuity qualified under IRC Section 403(b).

DATE OF REQUEST

The Company will effect a Withdrawal of Separate Account Contract Value on the basis of Accumulation Unit Value determined at the end of the Valuation Period in which all the required information is Received by the Company.

PAYMENT OF WITHDRAWAL BENEFITS

The Company reserves the right to suspend an Exchange or delay payment of a Withdrawal from the Separate Account for any period:

   1.  when the New York Stock Exchange is closed; or

   2.  when trading on the New York Stock Exchange is restricted; or

   3. when an emergency exists as a result of which: (a) disposal of securities held in the Separate Account is not reasonably practicable; or (b) it is not reasonably practicable to fairly value the net assets of the Separate Account.

Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth above exist.

The Company further reserves the right to delay payment of a Withdrawal from the Fixed Account for up to six months as required by most states. The Company will notify you if there will be a delay.

                                                                     55-02010-05
                                   -13-                                BP 2010E1

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT

If any Owner dies prior to the Annuity Payout Date, a Death Benefit will be paid to the Designated Beneficiary when due Proof of Death and instructions regarding payment are Received by the Company. If an Owner is a Nonnatural Person, then the Death Benefit will be paid in the event of the death of the Annuitant or any Joint Owner that is a natural person prior to the Annuity Payout Date. Further, if an Owner is a Nonnatural Person, the amount of the death benefit is based on the age of the Annuitant or any joint Owner that is a natural person on the Issue Date.

If the age of each Owner was 75 or younger on the Issue Date, the Death Benefit will be the greatest of: (1) the sum of all Purchase Payments, less any Premium Taxes due or paid by the Company and less the sum of all partial Withdrawals;
(2) the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company, less any Premium Taxes due or paid by the Company; or (3) the Stepped-Up Death Benefit below.

The Stepped-Up Death Benefit is:

   1. the largest Death Benefit on any Contract Anniversary that is both an exact multiple of five and occurs prior to the oldest Owner reaching age 76; plus
   2. any Purchase Payments received since the applicable fifth Contract Anniversary; less
   3. any reductions caused by Withdrawals since the applicable fifth Contract Anniversary; less
   4.  any Premium Taxes due or paid by the Company.

If the age of any Owner on the Issue Date was 76 or older, the Death Benefit will be: (1) the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company; less (2) any Premium Taxes due or paid by the Company.

If a lump sum payment is requested, the payment will be made in accordance with any laws and regulations that govern the payment of Death Benefits.

The value of the Death Benefit is determined as of the date that both Proof of Death and instructions regarding payment are Received by the Company in good order.

PROOF OF DEATH

Any of the following will serve as Proof of Death:

   1.  certified copy of the death certificate;
   2. certified decree of a court of competent jurisdiction as to the finding of death;
   3.  written statement by a medical doctor who attended the deceased Owner; or
   4.  any proof accepted by the Company.

DISTRIBUTION RULES

The entire Death Benefit with any interest shall be paid within 5 years after the death of any Owner, except as provided below. In the event that the Designated Beneficiary elects an Annuity Option, the length of time for the payment period may be longer than 5 years if: (1) the Designated Beneficiary is a natural person; (2) the Death Benefit is paid out under Annuity Options 1 through 7; (3) payments are made over a period that does not exceed the life or life expectancy of the Designated Beneficiary; and (4) Annuity Payments begin within one year of the death of the Owner. If the deceased Owner's spouse is the sole Designated Beneficiary, the spouse shall become the sole Owner of the Contract. He or she may elect to: (1) keep the Contract in force until the sooner of the spouse's death or the Annuity Payout Date; or (2) receive the Death Benefit.

FSB201 G (R9-96)                   -14-                                BP 2010O1

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS (Continued)
--------------------------------------------------------------------------------

DISTRIBUTION RULES (cont'd)

If any Owner dies after the Annuity Payout Date, Annuity Payments will continue to be paid at least as rapidly as under the method of payment being used as of the date of the Owner's death.

If the Owner is a Nonnatural Person, the distribution rules set forth above apply in the event of the death of, or a change in, the Annuitant. This Contract is deemed to incorporate any provision of Section 72(s) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision. This Contract is also deemed to incorporate any other provision of the Code deemed necessary by the Company, in its sole judgment, to qualify this Contract as an annuity. The application of the distribution rules will be made in accordance with Code section 72(s), or any successor provision, as interpreted by the Company in its sole judgment.

The foregoing distribution rules do not apply to a Contract which is: (1) provided under a plan described in Code section 401(a); (2) described in Code section 403(b); (3) an individual retirement annuity or provided under an individual retirement account or annuity; or (4) otherwise exempt from the Code section 72(s) distribution rules.

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS
--------------------------------------------------------------------------------

ANNUITY PAYOUT DATE

The Owner may choose the Annuity Payout Date at the time of application. If no Annuity Payout Date is chosen, the Company will use the later of: (1) the oldest Annuitant's seventieth birthday; or (2) the fifth Contract Anniversary. The Annuity Payout Date must be prior to the oldest Annuitant's ninetieth birthday.

The Annuity Payout Date is the date the first payment will be made to the Annuitant under any of the Annuity Options.

CHANGE OF ANNUITY PAYOUT DATE

The Owner may change the Annuity Payout Date. A request for the change must be made in writing. The written request must be Received by the Company at least 30 days prior to the new Annuity Payout Date as well as 30 days prior to the previous Annuity Payout Date.

ANNUITY PAYOUT AMOUNT

The Annuity Payout Amount is applied to one or more of the Annuity Options listed on pages 18 and 19. The Annuity Payout Amount is: (1) the Contract Value on the Annuity Payout Date; less (2) any Premium Taxes due or paid by the Company. Unless otherwise directed by the Owner, Annuity Payout Amount derived from Fixed Account Contract Value will be applied to purchase a Fixed Annuity Option; that derived from Separate Account Contract Value will be applied to purchase a Variable Annuity Option.

                                   -15-                                BP 2010O1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY TABLES

The Annuity Tables show the guaranteed minimum amount of monthly Annuity Payment that applies to the first payment for Variable Annuity Payments and to each payment for Fixed Annuity Payments for each $1,000 of Annuity Payout Amount for each of Annuity Options 1 through 4. The amount of each Annuity Payment for Annuity Options 1 through 4 will depend on the Annuitant's sex and age on the Annuity Payout Date. The Annuity Tables state values for the exact ages shown. The values will be interpolated based on the Annuitant's exact age on the Annuity Payout Date. On request the Company will furnish the amount of monthly Annuity Payment per $1,000 applied for any ages not shown.

The Company bases the Tables for Annuity Options 1 through 4 on: (1) the 1983 Table "A" Mortality Table projected for mortality improvement for 45 years using Projection Scale G; and (2) an interest rate of 3 1/2% a year.

For Annuity Options 5 through 7, age and sex are not considered. Annuity Payments for these options are computed without reference to the Annuity Tables.

ANNUITY PAYMENTS

The Annuity Option is shown on page 3. The Owner may choose any form of Annuity Option that is allowed by the Company. The Owner may choose an Annuity Option by written request. This request must be Received by the Company at least 30 days prior to the Annuity Payout Date. Several Annuity Options are listed on pages 18 and 19. No Annuity Option can be selected that requires the Company to make periodic payments of less than $20.00. If no Annuity Option is chosen prior to the Annuity Payout Date, the Company will use the Life with 10-Year Fixed Period Option. Each Annuity Option allows for making Annuity Payments annually, semiannually, quarterly or monthly.

CHANGE OF ANNUITY OPTION

Prior to the Annuity Payout Date, the Owner may change the Annuity Option chosen. The Owner must request the change in writing. This request must be Received by the Company at least 30 days prior to the Annuity Payout Date.

FIXED ANNUITY PAYMENTS

With respect to Fixed Annuity Payments, the amounts shown on the Tables are the guaranteed minimum for each Annuity Payment for Annuity Options 1 through 4.

VARIABLE ANNUITY PAYMENTS

With respect to Fixed Annuity Payments, the amounts shown on the Tables are the first Annuity Payment, based on the assumed interest rate of 3 1/2% for Annuity Options 1 through 4. The amount of each Annuity Payment after the first for these options is computed by means of Annuity Units. Neither expense actually incurred (other than tax on investment return), nor mortality actually experienced, shall adversely affect the dollar amount of annuity income already commenced.

ANNUITY UNITS

The number of Annuity Units is found by dividing the first Annuity Payment by the Annuity Unit Value for the selected Subaccount on the Annuity Payout Date. The number of Annuity Units for the Subaccount then remains constant, unless an Exchange of Annuity Units is made. After the first Annuity Payment, the dollar amount of each subsequent Annuity Payment is equal to the number of Annuity Units times the Annuity Unit Value for the Subaccount on the due date of the Annuity Payment.

                                                                     55-02010-07
FSB201 H (4-94)                    -16-                                BP 2010G1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY UNITS (Cont'd)

The Annuity Unit Value for each Subaccount was first set at $1.00. The Annuity Unit Value for any subsequent Valuation Date is equal to (a) times (b) times
(c), where:

   (a) is the Annuity Unit Value on the  immediately  preceding  Valuation Date;
   (b) is the Net Investment Factor for the Valuation Date;
   (c) is a factor used to adjust for an assumed interest rate of 3 1/2% per year used to determine the Annuity Payment amounts. The assumed interest rate is reflected in the Annuity Tables.

NET INVESTMENT FACTOR

The Net Investment Factor for any Subaccount at the end of any Valuation Period is found by dividing (1) by (2) and subtracting (3) from the result, where:

   1.  is equal to:

       a. the  net  asset  value  per  share  of the  mutual  fund  held  in the
          Subaccount, found at the end of the current Valuation Period; plus
       b. the per share  amount of any  dividend or capital  gain  distributions paid by the Subaccount's underlying mutual fund that is not included in the net asset value per share; plus or minus
       c. a per share charge or credit for any taxes reserved for, which the Company deems to have resulted from the operation of the Subaccount.

   2. is the net asset value per share of the Subaccount's underlying mutual fund as found at the end of the prior Valuation Period.

   3. is a factor representing the Mortality and Expense Risk Charge deducted from the Separate Account.

Underlying mutual funds may declare dividends on a daily basis and pay such dividends once a month. The Net Investment Factor allows for the monthly reinvestment of these daily dividends. As described above, the gains and losses from each Subaccount are credited or charged against the Subaccount without regard to the gains or losses in the Company or other Subaccounts.

ALTERNATE ANNUITY OPTION RATES

The Company may, at the time of election of an Annuity Option, offer more favorable rates in lieu of the guaranteed rates shown in the Annuity Tables.

                                                                     55-02010-07
                                   -17-                                BP 2010G1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY OPTIONS

OPTION 1

LIFE OPTION: This option provides payments for the life of the Annuitant. Table A shows some of the guaranteed rates for this option.

OPTION 2

LIFE WITH FIXED PERIOD OPTION: This option provides payments for the life of the Annuitant. A fixed period of 5, 10, 15 or 20 years may be chosen. Payments will be made to the end of this period even if the Annuitant dies prior to the end of the period. If the Annuitant dies before receiving all the payments during the fixed period, the remaining payments will be made to the Designated Beneficiary. Table A shows some of the guaranteed rates for this option.

OPTION 3

LIFE WITH INSTALLMENT OR UNIT REFUND OPTION: This option provides payment for the life of the Annuitant, with a period certain determined by dividing the Annuity Payout Amount by the amount of the first payment. A fixed number of payments will be made even if the Annuitant dies. If the Annuitant dies before receiving the fixed number of payments, any remaining payments will be made to the Designated Beneficiary. Table A shows some of the guaranteed rates for this option.

OPTION 4

JOINT AND LAST SURVIVOR OPTION: This option provides payments for the life of the Annuitant and Joint Annuitant. Payments will be made as long as either is living. Table B shows some of the guaranteed rates for this option.

OPTION 5

FIXED PERIOD OPTIONS: This option provides payments for a fixed number of years between 5 and 20. If the Contract Value is held in the Fixed Account, then the amount of the payments will vary as a result of the interest rate (as adjusted periodically) credited on the Fixed Account. This rate is guaranteed to be no less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the amount of the payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants die before receiving the fixed number of payments, any remaining payments will be made to the Designated Beneficiary.

OPTION 6

FIXED PAYMENT OPTION: This option provides a fixed payment amount. This amount is paid until the amount applied, including daily interest adjustments, is paid. If the Contract Value is held in the Fixed Account, then the number of payments will vary as a result of the interest rate (as adjusted periodically) credited on the Fixed Account. This rate is guaranteed to be no less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the number of payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants die before receiving all the payments, any remaining payments will be made to the Designated Beneficiary.

                                                                     55-02010-08
FSB201 1(4-94)                     -18-                                BP 2010H1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY OPTIONS (cont'd)

OPTION 7

AGE RECALCULATION OPTION: This option provides payments based upon the Annuitant's life expectancy, or the joint life expectancies of the Annuitant and a beneficiary, at the Annuitant's attained age (and the Annuitant's beneficiary's attained or adjusted age, if applicable) each year. The payments are computed by reference to actuarial tables prescribed by the Treasury Secretary. Payments are made until the amount applied is exhausted. If the Contract Value is held in the Fixed Account, then the number of payments will vary as a result of the interest rate (as adjusted periodically) credited on the Fixed Account. This rate is guaranteed to be not less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the number of payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants die before receiving the remaining payments, such payments will be made to the Designated Beneficiary.

                                                                     55-02010-08
                                   -19-                                BP 2010H1

                                 ANNUITY TABLES
--------------------------------------------------------------------------------
                                     TABLE A
                            GUARANTEED MINIMUM AMOUNT
                             OF MONTHLY PAYMENT FOR
                               EACH $1,000 APPLIED

                               SINGLE LIFE ANNUITY
--------------------------------------------------------------------------------
 AGE OF                 MONTHLY PAYMENTS CERTAIN              INSTALLMENT
 PAYEE         0         60        120       180      240       REFUND
--------------------------------------------------------------------------------
  MALE
  ----
   55        4.45       4.44      4.41      4.37      4.30       4.31
   56        4.52       4.51      4.48      4.43      4.36       4.37
   57        4.60       4.59      4.56      4.50      4.42       4.44
   58        4.68       4.67      4.64      4.57      4.47       4.51
   59        4.77       4.76      4.72      4.65      4.53       4.58
   60        4.87       4.85      4.81      4.72      4.60       4.65
   61        4.97       4.95      4.90      4.80      4.66       4.73
   62        5.07       5.05      5.00      4.89      4.72       4.82
   63        5.19       5.17      5.10      4.97      4.79       4.90
   64        5.31       5.29      5.20      5.06      4.85       5.00
   65        5.44       5.41      5.32      5.15      4.92       5.09
   66        5.58       5.55      5.44      5.24      4.98       5.20
   67        5.73       5.69      5.56      5.34      5.05       5.30
   68        5.89       5.84      5.69      5.44      5.11       5.41
   69        6.06       6.00      5.82      5.54      5.17       5.53
   70        6.24       6.17      5.97      5.64      5.23       5.66

 FEMALE
 ------
   55        4.11       4.11      4.10      4.08      4.05       4.05
   56        4.17       4.17      4.16      4.14      4.10       4.10
   57        4.23       4.23      4.22      4.19      4.15       4.15
   58        4.30       4.29      4.28      4.25      4.21       4.21
   59        4.37       4.36      4.35      4.32      4.27       4.27
   60        4.44       4.44      4.42      4.38      4.33       4.34
   61        4.52       4.51      4.49      4.45      4.39       4.40
   62        4.60       4.59      4.57      4.52      4.45       4.47
   63        4.69       4.68      4.65      4.60      4.52       4.55
   64        4.78       4.77      4.74      4.68      4.58       4.63
   65        4.88       4.87      4.84      4.76      4.65       4.71
   66        4.99       4.98      4.93      4.85      4.72       4.80
   67        5.10       5.09      5.04      4.94      4.79       4.89
   68        5.23       5.21      5.15      5.04      4.86       4.99
   69        5.36       5.34      5.27      5.14      4.94       5.09
   70        5.50       5.48      5.39      5.24      5.01       5.20

Rates not shown will be provided upon request. The guaranteed minimum monthly payments shown apply to the initial payment for Variable Annuity Payments and to each payment for Fixed Annuity Payments.

--------------------------------------------------------------------------------
     JOINT & LAST
   SURVIVOR ANNUITY
  TABLE B - MONTHLY      FEMALE                         MALE AGE
    INSTALLMENTS          AGE        55       60       62        65       70
--------------------------------------------------------------------------------
  Until last Death         55       3.85     3.93     3.95      3.99     4.03
  of Two Payees            60       3.98     4.10     4.15      4.21     4.29
  per $1,000 of            62       4.03     4.18     4.23      4.30     4.40
  benefit amount           65       4.11     4.28     4.35      4.45     4.59
                           70       4.21     4.45     4.54      4.69     4.92

Annual, semiannual, or quarterly payments can be determined from Table A or B by multiplying the monthly payments by 11.812854, 5.9572233, and 2.9914201, respectively.

                                                                     55-02010-11
FSB201 1 (4-94)                    -20-                                 BP 2010K

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*Purchase Payments may be made until the earlier of the Annuity Payout Date or termination of the Contract.

*A Death Benefit may be paid prior to the Annuity Payout Date according to the Contract provisions.

*Annuity Payments begin on the Annuity Payout Date using the method as specified in this Contract.

*The smallest annual rate of investment return that would have to be earned on the assets of the Separate Account so that the dollar amount of Variable Annuity Payments will not decrease is 3 1/2%. A daily charge corresponding to an annual charge of .55% is applied to the assets of the Separate Account by the Company. Please refer to the "Contract Value and Expense Provisions" beginning on page 10.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

     FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
         70 West Red Oak Lane, 4th Floor, White Plains, New York 10604

              FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

THE COMPANY'S PROMISE

In consideration for the Purchase Payments and the attached application, First Security Benefit Life Insurance and Annuity Company of New York (the "Company") will pay the benefits of this Contract according to its provisions.

LEGAL CONTRACT

PLEASE READ YOUR CONTRACT CAREFULLLY. It is a legal Contract between the Owner and the Company. The Contract's table of contents is on page 2.

FREE LOOK PERIOD-RIGHT TO CANCEL

IF FOR ANY REASON THE OWNER IS NOT SATISFIED WITH THIS CONTRACT, HE OR SHE MAY RETURN IT TO THE COMPANY WITHIN 30 DAYS FROM THE DATE OF RECEIPT. IT MAY BE RETURNED BY DELIVERING OR MAILING IT TO THE COMPANY. IF RETURNED, THIS CONTRACT SHALL BE DEEMED VOID FROM THE CONTRACT DATE. THE COMPANY WILL REFUND (I) ANY PURCHASE PAYMENTS MADE AND ALLOCATED TO THE FIXED ACCOUNT; AND (II) SEPARATE ACCOUNT CONTRACT VALUE AS OF THE DATE THE RETURNED POLICY IS POSTMARKED FOR RETURN TO THE COMPANY, INCREASED BY ANY FEES OR OTHER CHARGES PAID.

Signed for First Security Benefit Life Insurance and Annuity Company of New York on the Contract Date.

            ROGER K. VIOLA                            HOWARD R. FRICKE
              Secretary                                 President

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*Purchase Payments may be made until the earlier of the Annuity Payout Date or termination of the Contract.

*A Death Benefit may be paid prior to the Annuity Payout Date according to the Contract provisions.

*Annuity Payments begin on the Annuity Payout Date using the method specified in this Contract.

*The smallest annual rate of investment return that would have to be earned on the assets of the Separate Account so that the dollar amount of Variable Annuity Payment will not decrease is 3 1/2%. A daily charge corresponding to an annual charge of .55% is applied to the assets of the Separate Account by the Company. Please refer to the "Contract Value and Expense Provisions" beginning on page 10.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

     FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
         70 West Red Oak Lane, 4th Floor, White Plains, New York 10604

Form FSB201 (R11-96)U                                                  BP 2010Q1

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                      PAGE

CONTRACT SPECIFICATIONS ............................................... 3

DEFINITIONS ........................................................... 4-6

GENERAL PROVISIONS .................................................... 7, 8
  The Contract ........................................................ 7
  Compliance .......................................................... 7
  Misstatement of Age ................................................. 7
  Evidence of Survival ................................................ 7
  Incontestability .................................................... 7
  Assignment .......................................................... 7
  Exchanges ........................................................... 8
  Claims of Creditors ................................................. 8
  Nonforfeiture Values ................................................ 8
  Non-Participating ................................................... 8
  Statements .......................................................... 8

OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS ....................... 9
  Ownership ........................................................... 9
  Joint Ownership ..................................................... 9
  Annuitant ........................................................... 9
  Primary and Secondary Beneficiaries ................................. 9
  Ownership and Beneficiary Changes ................................... 9

PURCHASE PAYMENT PROVISIONS ........................................... 10
  Flexible Purchase Payments .......................................... 10
  Purchase Payment Limitations ........................................ 10
  Purchase Payment Allocation ......................................... 10
  Place of Payment .................................................... 10

CONTRACT VALUE AND EXPENSE PROVISIONS ................................. 10-12
  Contract Value ...................................................... 10
  Fixed Account Contract Value ........................................ 10
  Fixed Account Interest Crediting .................................... 11
  Separate Account Contract Value ..................................... 11
  Accumulation Unit Value ............................................. 11
  Determining Accumulation Units ...................................... 11
  Mortality and Expense Risk Charge ................................... 12
  Premium Tax Expense ................................................. 12
  Mutual Fund Expenses ................................................ 12

WITHDRAWAL PROVISIONS ................................................. 12, 13
  Withdrawals ......................................................... 12
  Withdrawal Value .................................................... 13
  Systematic Withdrawals .............................................. 13
  Date of Request ..................................................... 13
  Payment of Withdrawal Benefits ...................................... 13

DEATH BENEFIT PROVISIONS .............................................. 14, 15
  Death Benefit ....................................................... 14
  Proof of Death ...................................................... 14
  Distribution Rules .................................................. 14, 15

ANNUITY PAYMENT PROVISIONS ............................................ 15-19
  Annuity Payout Date ................................................. 15
  Change of Annuity Payout Date ....................................... 15
  Annuity Payout Amount ............................................... 15
  Annuity Tables ...................................................... 16
  Annuity Payments .................................................... 16
  Change of Annuity Option ............................................ 16
  Fixed Annuity Payments .............................................. 16
  Variable Annuity Payments ........................................... 16
  Annuity Units ....................................................... 16, 17
  Net Investment Factor ............................................... 17
  Alternate Annuity Option Rates ...................................... 17
  Annuity Options ..................................................... 18, 19

ANNUITY TABLES ........................................................ 20

AMENDMENTS OR ENDORSEMENTS, IF ANY

                                       -2-                             BP 2010Q1

--------------------------------------------------------------------------------
                            CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------

OWNER NAME:                      CONTRACT NUMBER:

OWNER DATE OF BIRTH:             CONTRACT DATE:

JOINT OWNER NAME:                ISSUE DATE:

JOINT OWNER DATE OF BIRTH:       ANNUITY PAYOUT DATE:

ANNUITANT NAME:                  PLAN:

ANNUITANT DATE OF BIRTH:         ASSIGNMENT:

ANNUITANT GENDER:

PRIMARY BENEFICIARY NAME:        SECONDARY BENEFICIARY
                                 NAME: See Application or subsequent change form
--------------------------------------------------------------------------------

INITIAL PURCHASE PAYMENT ....................

MINIMUM SUBSEQUENT PURCHASE PAYMENTS ........  investment program

MINIMUM SYSTEMATIC WITHDRAWAL ...............  $100

MORTALITY AND EXPENSE RISK CHARGE ...........  .55% Annually

GUARANTEED RATE .............................  3%

ANNUITY OPTION ..............................

SUBACCOUNTS:

   New America Growth Subaccount
   International Stock Subaccount
   Mid-Cap Growth Subaccount
   Equity Income Subaccount
   Personal Strategy Balanced Subaccount
   Limited-Term Bond Subaccount
   Prime Reserve Subaccount

METHOD FOR DEDUCTIONS:

   Deductions for any Premium Taxes will be allocated proportionately to the Owner's Contract Value in the Subaccounts and the Fixed Account.

* The Annuity Payout Date and Annuity Option may be changed by the Owner prior to the Annuity Payout Date. See "Change of Annuity Payout Date" and "Change of Annuity Option."

FSB201 A (R9-96)                   -3-                                     SBL90

--------------------------------------------------------------------------------
DEFINTIONS
--------------------------------------------------------------------------------

ACCOUNT

An Account is one of the Subaccounts or the Fixed Account.

ACCUMULATION UNIT

The Accumulation Unit is a unit of measure. It is used to compute the Separate Account Contract Value prior to the Annuity Payout Date. It is also used to compute the Variable Annuity Payments for Annuity Options 5 through 7.

ANNUITANT

The Annuitant is the person named by the Owner on whose life the Annuity Payments depend for Annuity Options 1 through 4. The Annuitant receives Annuity Payments under this Contract. Please see "Annuitant" provisions on page 9.

ANNUITY OPTION

An Annuity Option is a set of provisions that form the basis for making Annuity Payments. The Annuity Option is set prior to the Annuity Payout Date. Please see "Annuity Options" on pages 18 and 19.

ANNUITY PAYOUT DATE

The Annuity Payout Date is the date on which Annuity Payments are scheduled to begin. This date may be changed by the Owner. The Annuity Payout date is shown on page 3. Please see "Annuity Payout Date" on page 15.

ANNUITY UNIT

The Annuity Unit is a unit of measure used to compute Variable Annuity Payments for Annuity Options 1 through 4.

AUTOMATIC EXCHANGES

Automatic Exchanges are Exchanges among the Subaccounts and the Fixed Account. Such exchanges are made automatically on a periodic basis by the Company at the written request of the Owner.

COMPANY

The Company is First Security Benefit Life Insurance and Annuity Company of New York.

CONTRACT ANNIVERSARY

A Contract Anniversary is a 12-month anniversary of the Contract Date.

CONTRACT DATE

The Contract Date is the date the Contract begins. The Contract Date is shown on page 3.

CONTRACT YEAR

Contract Years are measured from the Contract Date.

CURRENT INTEREST

The Company may in its discretion pay Current Interest on the Fixed Account at a rate that exceeds the Guaranteed Rate shown on page 3. The Company will declare the rate of Current Interest, if any, from time to time.

DESIGNATED BENEFICIARY

Upon the death of the Owner or Joint Owner, the Designated Beneficiary will be the first person on the following list who is alive on the date of death:

   1.  Owner;
   2.  Joint Owner;
   3.  Primary Beneficiary;
   4.  Secondary Beneficiary;
   5.  Annuitant; and
   6.  the Owner's estate if no one listed above is alive.

FSB201 B (4-94)                    -4-                              55-02010-01

--------------------------------------------------------------------------------
DEFINITIONS (Continued)
--------------------------------------------------------------------------------

DESIGNATED BENEFICIARY (Cont'd)

The Designated Beneficiary receives a death benefit upon the death of the Owner. Please see "Ownership, Annuitant, and Beneficiary Provisions" on page 9 and "Death Benefit Provisions" on pages 14 and 15.

FIXED ACCOUNT

The Fixed Account is part of the Company's general account. The Company manages the general account and guarantees that it will credit interest on Fixed Account Contract Value at an annual rate at least equal to the Guaranteed Rate. This Rate is shown on page 3.

GUARANTEE PERIOD

Current Interest, if declared, is fixed for rolling periods of one year, referred to as Guarantee Periods. The Guarantee Period that applies to any Fixed Account Contract Value: (1) starts on the date that such Contract Value is allocated to the Fixed Account pursuant to: (a) a Purchase Payment Received by the Company; or (b) an Exchange to the Fixed Account; and (2) ends on the last day of the same month in the year in which the Guarantee Period expires. When any Guarantee Period expires, a new Guarantee Period shall start for such Contract Value on the date that follows such expiration date. Such period shall end on the immediately preceding date in the year in which the Guarantee Period expires. For example, Contract Value exchanged to the Fixed Account on June 1 would have a Guarantee Period starting on that date and ending on June 30 of the following year. A new Guarantee Period for such Contract Value would start on July 1 of that year and end on June 30 of the following year.

HOME OFFICE

The address of the Company's Home Office is First Security Benefit Life Insurance and Annuity Company of New York, 70 West Red Oak Lane, 4th Floor, White Plains, New York 10604.

ISSUE DATE

The Issue Date is the date the Company uses to  determine  the date the Contract
becomes  incontestable.   The  Issue  Date  is  shown  on  page  3.  Please  see
"Incontestability" on page 7.

JOINT OWNER

The Joint Owner, if any, shares an undivided interest in the entire Contract with the Owner. The Joint Owner, if any, is named on page 3. Please see "Joint Ownership" provisions on page 9.

NONNATURAL PERSON

Any group or entity that is not a living person, such as a trust or corporation.

OWNER

The Owner is the person who has all rights under the Contract. The Owner is named on page 3. Please see "Ownership" provisions on page 9.

PREMIUM TAX

Any Premium Taxes levied by a state or other governmental entity will be charged against this Contract. When Premium Tax is assessed after the Purchase Payment is applied, it will be deducted as described on page 3.

PURCHASE PAYMENT

A Purchase Payment is money Received by the Company and applied to the Contract.

RECEIVED BY THE COMPANY

The phrase "Received by the Company" means receipt by the Company in good order at its Home Office at the address indicated above or such other address designated in writing by the Company.

                                                                     55-02010-01
                                   -5-                                 BP 2010A1

--------------------------------------------------------------------------------
DEFINITIONS (Continued)
--------------------------------------------------------------------------------

SEPARATE ACCOUNT

The T. Rowe Price Variable Annuity Account of First Security Benefit Life Insurance and Annuity Company of New York is a Separate Account established and maintained by the Company under New York law. The Separate Account is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as Unit Investment Trust. It was established by the Company to support variable annuity contracts. The Company owns the assets of the Separate Account and maintains them apart from the assets of its general account and its other separate accounts. The assets held in the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account shall not be chargeable with liabilities arising out of any other business of the Company.

Income and realized and unrealized gains and losses from assets in the Separate Account are credited to, or charged against, the Separate Account without regard to the income, gains or losses from the Company's general account or its other separate accounts. The Separate Account is divided into Subaccounts shown on page 3. Income and realized and unrealized gains and losses from assets in each Subaccount are credited to, or charged against, the Subaccount without regard to income, gains or losses in the other Subaccounts. The Company has the right to transfer to its general account any assets of the Separate Account that are in excess of the reserves and other Contract liabilities with respect to the Separate Account. The value of the assets in the Separate Account on each Valuation Date is determined at the end of each Valuation Date.

SUBACCOUNT NET ASSET VALUE

The Subaccount Net Asset Value is equal to: (1) the net asset value of all shares of the underlying mutual fund held by the Subaccount; plus (2) any cash or other assets; less (3) all liabilities of the Subaccount.

SUBACCOUNTS

The Separate Account is divided into Subaccounts which invest in shares of open-end management investment companies, commonly known as mutual funds. Each Subaccount may invest its assets in a separate class or series of a designated mutual fund or funds. The Subaccounts are shown on page 3. Subject to the regulatory requirements then in force, the Company reserves the right to:

   1.  change or add designated mutual funds or other investment vehicles;
   2.  add, remove or combine Subaccounts;
   3. add, delete or make substitutions for securities that are held or purchased by the Separate Account or any Subaccount;
   4.  operate the Separate Account as a management investment company;
   5. combine the assets of the Separate Account with other Separate Accounts of the Company or an affiliate thereof;
   6. restrict or eliminate any voting rights of the Owner with respect to the Separate Account or other persons who have voting rights as to the Separate Account; and
   7.  terminate and liquidate any Subaccount.

If any of these changes result in a material change to the Separate Account or a Subaccount, the Company will notify the Owner of the change. The Company will not change the investment policy of any Subaccount in any material respect without complying with the filing and other procedures of the insurance regulators of the state of issue.

VALUATION DATE

A Valuation Date is each day the New York Stock Exchange and the Company are open for business.

VALUATION PERIOD

A Valuation Period is the interval of time from one Valuation Date to the next Valuation Date.

FSB201 C (4-94)U                                                     55-02010-09
                                   -6-                                 BP 201011

--------------------------------------------------------------------------------
GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT

The entire Contract between the Owner and the Company consists of this Contract, the attached Application, and any Amendments, Endorsements or Riders to the Contract. All statements made in the Application will, as ruled by a court of competent jurisdiction, be deemed representations and not warranties. The Company will use no statement made by or on behalf of the Owner or the Annuitant to void this Contract unless it is in the written Application. Any change in the Contract can be made only with the written consent of the President, a Vice President, or the Secretary of the Company.

The Purchase Payment(s) and the Application must be acceptable to the Company under its rules and practices. If they are not, the Company's liability shall be limited to a return of the Purchase Payment(s).

COMPLIANCE

The Company reserves the right to make any change to the provisions of this Contract to comply with or give the Owner the benefit of any federal or state statute, rule or regulation. This includes, but is not limited to, requirements for annuity contracts under the Internal Revenue Code or the laws of any state. The Company will provide the Owner with a copy of any such change and will obtain approval for such a change with the insurance regulatory officials of the state in which the Contract is delivered.

MISSTATEMENT OF AGE

If the age of the Annuitant has been misstated, payments shall be adjusted, when allowed by law, to the amount which would have been provided for the correct age. Proof of the age of an Annuitant may be required at any time, in a form suitable to the Company. If payments have already commenced and the misstatement has caused an underpayment, the full amount due with interest at a rate of 3% will be paid with the next scheduled payment. If the misstatement has caused an overpayment, the amount due with interest at the rate of 3% will be deducted from one or more future payments.

EVIDENCE OF SURVIVAL

When any payments under this Contract depend on the payee being alive on a given date, proof that the payee is living may be required by the Company. Such proof must be in a form accepted by the Company, and may be required prior to making the payments.

INCONTESTABILITY

This Contract will not be contested after it has been in force for two years from the Issue Date during the life of the Owner.

ASSIGNMENT

Please refer to page 3 to see if this Contract may be assigned. If it may be assigned, no Assignment under this Contract is binding unless Received by the Company in writing. The Company assumes no responsibility for the validity, legality, or tax status of any Assignment. The Assignment will be subject to any payment made or other action taken by the Company before the Assignment is Received by the Company. Once filed, the rights of the Owner, Annuitant and Beneficiary are subject to the Assignment. Any claim is subject to proof of interest of the assignee.

                                                                     55-02010-09
                                   -7-                                 BP 201011

--------------------------------------------------------------------------------
GENERAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

EXCHANGES

The Owner may Exchange Contract Value among the Fixed Account and Subaccounts subject to the following.

Exchanges are not allowed within 30 days of the Annuity Payout Date. After the Annuity Payout Date, for Annuity Options 1 through 4, the Owner may Exchange Contract Value only among Subaccounts. The Company reserves the right to: (1) prohibit exchanges that would reduce an account to less than $500; (2) limit the number of Exchanges allowed each Contract Year to six; and (3) subject to New York Insurance Department approval, waive the limit on Exchanges allowed each Contract Year. Exchanges must be at least $500 or, if less, the remaining balance in the Fixed Account or a Subaccount.

Contract Value may be exchanged from the Fixed Account only: (1) during the calendar month in which the applicable Guarantee Period expires; and (2) pursuant to an Automatic Exchange. Exchanges of Fixed Account Value will be made: (1) first from Fixed Account Contract Value for which the Guarantee Period expires during the calendar month in which the Exchange is effected; (2) then in the order that starts with Fixed Account Contract Value which has the longest amount of time before its Guarantee Period expires; and (3) ends with that which has the least amount of time before its Guarantee Period expires.

The Company will effect an Exchange to or from a Subaccount on the basis of Accumulation Unit Value (or, when appropriate, Annuity Unit Value) determined at the end of the Valuation Period in which the Exchange is effected. The Company will effect an Exchange from the Fixed Account on the basis of Fixed Account Contract Value at the end of the Valuation Period in which the Exchange is effected.

The Company reserves the right to delay Exchanges from the Fixed Account for up to 6 months. The Company will inform you if there will be a delay.

CLAIMS OF CREDITORS

The Contract Value and other benefits under this Contract are exempt from the claims of creditors of the Owner to the extent allowed by law.

NONFORFEITURE VALUES

The Death Benefits, Withdrawal Values and Annuity Payout Values will at least equal the minimum required by law.

NON-PARTICIPATING

This Contract is not participating and will pay no dividend.

STATEMENTS

At least once each Contract Year the Owner will be sent a statement including the current Contract Value and any other information required by law. The Owner may send a written request for a statement at other intervals. The Company may charge a reasonable fee for such statements.

FSB201 D(R9-96)                    -8-                                 BP 2010N1

--------------------------------------------------------------------------------
OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS
--------------------------------------------------------------------------------

OWNERSHIP

During the Owner's lifetime, all rights and privileges under the Contract may be exercised only by the Owner. If the purchaser names someone other than himself or herself as Owner, the purchaser has no rights in the Contract. No Owner may be older than age 85 on the Contract Date.

JOINT OWNERSHIP

If a Joint Owner is named in the application, then the Owner and Joint Owner share an undivided interest in the entire Contract as joint tenants with rights of survivorship. When an Owner and Joint Owner have been named, the Company will honor only requests for changes and the exercise of other Ownership rights made by both the Owner and Joint Owner. When a Joint Owner is named, all references to "Owner" throughout this Contract should be construed to mean both the Owner and Joint Owner, except for the final sentence of the "Annuitant" provision below, the "Statements" provision on page 8 and the "Death Benefit Provisions" on pages 14 and 15.

ANNUITANT

The Annuitant is named on page 3. The Owner may change the Annuitant prior to the Annuity Payout Date. The request for this change must be made in writing and Received by the Company at least 30 days prior to the Annuity Payout Date. No Annuitant may be named who is more than 85 years old on the Contract Date. When the Annuitant dies prior to the Annuity Payout Date, the Owner must name a new Annuitant within 30 days or, if sooner, by the Annuity Payout Date, except where the Owner is a Nonnatural Person. If a new Annuitant is not named, the Owner becomes the Annuitant.

PRIMARY AND SECONDARY BENEFICIARIES

The Primary Beneficiary and any Secondary Beneficiary are named on page 3. The Owner may change any Beneficiary as described in "Ownership and Beneficiary
Changes" below. If the Primary Beneficiary dies prior to the Owner, the Secondary Beneficiary becomes the Primary Beneficiary. Unless the Owner directs otherwise, when there are two or more Primary Beneficiaries, they will receive equal shares.

OWNERSHIP AND BENEFICIARY CHANGES

Subject to the terms of any existing Assignment, the Owner may name a new Owner, a new Primary Beneficiary or a new Secondary Beneficiary. Any new choice of Owner, Primary Beneficiary or Secondary Beneficiary will revoke any prior choice. Any change must be made in writing and recorded at the Home Office. The change will become effective as of the date the written request is signed, whether or not the Owner is living at the time the change is recorded. A new choice of Primary Beneficiary or Secondary Beneficiary will not apply to any payment made or action taken by the Company prior to the time it was recorded. The Company may require the Contract be returned so these changes may be made.

                                   -9-                                 BP 2010N1

--------------------------------------------------------------------------------
PURCHASE PAYMENT PROVISIONS
--------------------------------------------------------------------------------

FLEXIBLE PURCHASE PAYMENTS

The Contract becomes in force when the initial Purchase Payment is applied. The Owner is not required to continue Purchase Payments in the amount or frequency originally planned. The Owner may: (1) increase or decrease the amount of Purchase Payments; or (2) change the frequency of Purchase Payments. A change in frequency or amount of Purchase Payments does not require a written request.

PURCHASE PAYMENT LIMITATIONS

Total Purchase Payments to the Contract may not be greater than $1,000,000 without prior approval by the Company. The Minimum Subsequent Purchase Payment amount is shown on page 3.

PURCHASE PAYMENT ALLOCATION

Purchase Payments may be allocated among the Fixed Account and the Subaccounts. The allocations may be a whole dollar amount or whole percentage. However, no less than $25 per Purchase Payment may be allocated to any Account. The Owner may change the allocations by written notice to the Company.

PLACE OF PAYMENT

All Purchase Payments under this Contract are to be paid to the Company. Purchase Payments after the first Purchase Payment are applied as of the end of the Valuation Period during which they are Received by the Company.

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS
--------------------------------------------------------------------------------

CONTRACT VALUE

On any Valuation Date, the Contract Value is the sum of: (1) the Separate Account Contract Value; and (2) the Fixed Account Contract Value. At any time after the first Contract Year and before the Annuity Payout Date, the Company reserves the right to pay to the Owner the Contract Value as a lump sum if it is below $2,000 and no Purchase Payments have been paid for three years.

FIXED ACCOUNT CONTRACT VALUE

On any Valuation Date, the Fixed Account Contract Value is equal to the first Purchase Payment allocated under the Contract to the Fixed Account:

   PLUS:

   1. any other Purchase Payments allocated under the Contract to the Fixed Account;
   2.  any Exchanges from the Separate Account to the Fixed Account; and
   3.  any interest credited to the Fixed Account.

   LESS:

   1.  any Withdrawals deducted from the Fixed Account;
   2.  any Exchanges from the Fixed Account to the Separate Account;
   3.  any applicable Premium Taxes;
   4. any Fixed Account Contract Value which is applied to any of Annuity Options 1 through 4; and
   5.  any Annuity Payments made under Annuity Options 5 and 7.

                                                                     55-02010-04
FSB201 E (4-94)                    -10-                                BP 2010D1

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
--------------------------------------------------------------------------------

FIXED ACCOUNT INTEREST CREDITING

The Company will credit interest on Fixed Account Contract Value at an annual rate at least equal to the Guaranteed Rate shown on page 3. Also, the Company may in its sole judgment credit Current Interest at a rate in excess of the Guaranteed Rate. The rate of Current Interest, if declared, will be fixed during the Guarantee Period. Fixed Account Contract Value will earn Current Interest during each Guarantee Period at the rate, if any, declared by the Company on the first day of the Guarantee Period.

The Company may credit Current Interest on Contract Value that was allocated or exchanged to the Fixed Account during one period at a different rate than amounts allocated or exchanged to the Fixed Account in another period. Therefore, at any time, portions of Fixed Account Contract Value may be earning Current Interest at different rates based upon the period during which such portions were allocated or exchanged to the Fixed Account.

SEPARATE ACCOUNT CONTRACT VALUE

On any Valuation Date, the Separate Account Contract Value is the sum of the then current value of the Accumulation Units allocated to each Subaccount for this Contract.

ACCUMULATION UNIT VALUE

The initial Accumulation Unit Value for each Subaccount was set at $10. Other Accumulation Unit Values are found on each Valuation Date by dividing (1) by (2) where:

   1. is equal to:

   a. the Subaccount Net Asset Value determined at the end of the current Valuation Period; plus
   b. any dividends declared by the Subaccount's underlying mutual fund that are not part of the Subaccount Net Asset Value; less
   c.  the accrued Mortality and Expense Risk Charge; and
   d. any taxes for which the Company has reserved which the Company deems to have resulted from the operation of the Subaccount.

   2.  is the number of Accumulation Units at the start of the Valuation Period.

The Accumulation Unit Value may increase or decrease from one Valuation Period to the next.

DETERMINING ACCUMULATION UNITS

The number of Accumulation Units allocated to a Subaccount under this Contract is found by dividing: (1) the amount allocated to a Subaccount; by (2) the Accumulation Unit Value for the Subaccount at the end of the Valuation Period during which the amount is applied under the Contract. The number of Accumulation Units allocated to a Subaccount under the Contract will not change as a result of investment experience. Events that change the number of Accumulation Units are:

   1.  Purchase Payments that are applied to the Subaccount;
   2.  Contract Value that is Exchanged into or out of the Subaccount
   3.  Withdrawals that are deducted from the Subaccount; and
   4.  Premium Taxes that are deducted from the Subaccount.

                                                                     55-02010-04
                                   -11-                                BP 2010D1

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
--------------------------------------------------------------------------------

MORTALITY AND EXPENSE RISK CHARGE

The Company will deduct the Mortality and Expense Risk Charge shown on page 3. This charge will be computed and deducted from each Subaccount on each Valuation Date. This charge is factored into the Accumulation Unit and Annuity Unit Value on each Valuation Date.

PREMIUM TAX EXPENSE

The Company reserves the right to deduct Premium Tax when due or any time thereafter. Any applicable Premium Taxes will be allocated as described on page 3.

MUTUAL FUND EXPENSES

Each Subaccount invests in shares of a mutual fund. The net asset value per share of each underlying fund reflects the deduction of any investment advisory and administration fees and other expenses of the fund. These fees and expenses are not deducted from the assets of a Subaccount, but are paid by the underlying funds. The Owner indirectly bears a pro rata share of such fees and expenses. An underlying fund's fees and expenses are not specified or fixed under the terms of this Contract.

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS

A full Withdrawal of the Contract Value or partial Withdrawal of Separate Account Contract Value is allowed at any time. Partial Withdrawals of Fixed Account Contract Value are, however, restricted as described below.

This provision is subject to any federal or state Withdrawal restrictions.

A partial Withdrawal of Fixed Account Contract Value may be made only: (1) pursuant to Systematic Withdrawals; (2) during the calendar month in which the applicable Guarantee Period expires; and (3) once per Contract Year in an amount up to the greater of $5,000 or 10 percent of the Fixed Account Contract Value at the time of the partial Withdrawal.

Upon the Owner's request for a full Withdrawal, the Company will pay the Withdrawal Value in a lump sum.

All Withdrawals must meet the following conditions.

   1. The request for Withdrawal must be Received by the Company in writing or under other methods allowed by the Company.
   2. The Owner must apply: (a) while this Contract is in force; and (b) prior to the Annuity Payout Date.
   3. The amount Withdrawn must be at least $500.00 except for Systematic Withdrawals, as discussed below, or when terminating the Contract.

A partial Withdrawal request must state the allocations for deducting the Withdrawal from each Account. If the Owner does not specify the allocation, the Company will contact the Owner for instructions. The Withdrawal will be effected as of the end of the Valuation Period in which such instructions are Received by the Company. Withdrawals of Fixed Account Contract Value will be made: (1) first from Fixed Account Contract Value for which the Guarantee Period expires during the calendar month in which the Withdrawal is effected; (2) then in the order that starts with Fixed Account Contract Value which has the longest amount of time before its Guarantee Period expires; and (3) ends with that which has the least amount of time before its Guarantee Period expires.

                                                                     55-02010-05
FSB201 F (4-94)                    -12-                                BP 2010E1

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

WITHDRAWAL VALUE

The Withdrawal Value at any time will be: (1) the Contract Value; less (2) any Premium Taxes due or paid by the Company.

SYSTEMATIC WITHDRAWALS

Systematic Withdrawals are automatic periodic distributions from the Contract in substantially equal amounts prior to the Annuity Payout Date. In order to start Systematic Withdrawals, the Owner must make the request in writing. The Minimum Systematic Withdrawal is shown on page 3. The Owner must choose the type of payment, and its frequency. The payment type may be: (1) a percentage of Contract Value; (2) a specified dollar amount; (3) all earnings in the Contract; or (4) based upon the life expectancy of the Owner or the Owner and a Beneficiary. The payment frequency may be: (1) monthly; (2) quarterly; (3) semiannually; or (4) annually. Systematic Withdrawals of Fixed Account Contract Value must provide for payments over a period of not less than 36 months. Systematic Withdrawals may be stopped by the Owner upon proper written request Received by the Company at least 30 days in advance. The Company reserves the right to stop, modify or suspend Systematic Withdrawals.

Withdrawals, including systematic withdrawals, may: (1) subject the Owner to a penalty tax if taken before age 59 1/2; and (2) may be restricted or limited if made from an Individual Retirement Annuity qualified under Internal Revenue Code
(IRC) Section 408 or a Tax Sheltered Annuity qualified under IRC Section 403(b).

DATE OF REQUEST

The Company will effect a Withdrawal of Separate Account Contract Value on the basis of Accumulation Unit Value determined at the end of the Valuation Period in which all the required information is Received by the Company.

PAYMENT OF WITHDRAWAL BENEFITS

The Company reserves the right to suspend an Exchange or delay payment of a Withdrawal from the Separate Account for any period:

   1.  when the New York Stock Exchange is closed; or

   2.  when trading on the New York Stock Exchange is restricted; or

   3. when an emergency exists as a result of which: (a) disposal of securities held in the Separate Account is not reasonably practicable; or (b) it is not reasonably practicable to fairly value the net assets of the Separate Account.

Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth above exist.

The Company further reserves the right to delay payment of a Withdrawal from the Fixed Account for up to six months as required by most states. The Company will notify you if there will be a delay.

                                                                     55-02010-05
                                   -13-                                BP 2010E1

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT

If any Owner dies prior to the Annuity Payout Date, a Death Benefit will be paid to the Designated Beneficiary when due Proof of Death and instructions regarding payment are Received by the Company. If an Owner is a Nonnatural Person, then the Death Benefit will be paid in the event of the death of the Annuitant or any Joint Owner that is a natural person prior to the Annuity Payout Date. Further, if an Owner is a Nonnatural Person, the amount of the death benefit is based on the age of the Annuitant or any joint Owner that is a natural person on the Issue Date.

If the age of each Owner was 75 or younger on the Issue Date, the Death Benefit will be the greatest of: (1) the sum of all Purchase Payments, less any Premium Taxes due or paid by the Company and less the sum of all partial Withdrawals;
(2) the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company, less any Premium Taxes due or paid by the Company; or (3) the Stepped-Up Death Benefit below.

The Stepped-Up Death Benefit is:

   1. the largest Death Benefit on any Contract Anniversary that is both an exact multiple of five and occurs prior to the oldest Owner reaching age 76; plus
   2. any Purchase Payments received since the applicable fifth Contract Anniversary; less
   3. any reductions caused by Withdrawals since the applicable fifth Contract Anniversary; less
   4.  any Premium Taxes due or paid by the Company.

If the age of any Owner on the Issue Date was 76 or older, the Death Benefit will be: (1) the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company; less (2) any Premium Taxes due or paid by the Company.

If a lump sum payment is requested, the payment will be made in accordance with any laws and regulations that govern the payment of Death Benefits.

The value of the Death Benefit is determined as of the date that both Proof of Death and instructions regarding payment are Received by the Company in good order.

PROOF OF DEATH

Any of the following will serve as Proof of Death:

   1.  certified copy of the death certificate;
   2. certified decree of a court of competent jurisdiction as to the finding of death;
   3.  written statement by a medical doctor who attended the deceased Owner; or
   4.  any proof accepted by the Company.

DISTRIBUTION RULES

The entire Death Benefit with any interest shall be paid within 5 years after the death of any Owner, except as provided below. In the event that the Designated Beneficiary elects an Annuity Option, the length of time for the payment period may be longer than 5 years if: (1) the Designated Beneficiary is a natural person; (2) the Death Benefit is paid out under Annuity Options 1 through 7; (3) payments are made over a period that does not exceed the life or life expectancy of the Designated Beneficiary; and (4) Annuity Payments begin within one year of the death of the Owner. If the deceased Owner's spouse is the sole Designated Beneficiary, the spouse shall become the sole Owner of the Contract. He or she may elect to: (1) keep the Contract in force until the sooner of the spouse's death or the Annuity Payout Date; or (2) receive the Death Benefit.

FSB201 G (R9-96)                   -14-                                BP 2010O1

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS (Continued)
--------------------------------------------------------------------------------

DISTRIBUTION RULES (cont'd)

If any Owner dies after the Annuity Payout Date, Annuity Payments will continue to be paid at least as rapidly as under the method of payment being used as of the date of the Owner's death.

If the Owner is a Nonnatural Person, the distribution rules set forth above apply in the event of the death of, or a change in, the Annuitant. This Contract is deemed to incorporate any provision of Section 72(s) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision. This Contract is also deemed to incorporate any other provision of the code deemed necessary by the Company, in its sole judgment, to qualify this Contract as an annuity. The application of the distribution rules will be made in accordance with Code section 72(s), or any successor provision, as interpreted by the Company in its sole judgment.

The foregoing distribution rules do not apply to a Contract which is: (1) provided under a plan described in Code section 401(a); (2) described in Code section 403(b); (3) an individual retirement annuity or provided under an individual retirement account or annuity; or (4) otherwise exempt from the Code section 72(s) distribution rules.

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS
--------------------------------------------------------------------------------

ANNUITY PAYOUT DATE

The Owner may choose the Annuity Payout Date at the time of application. If no Annuity Payout Date is chosen, the Company will use the later of: (1) the oldest Annuitant's seventieth birthday; or (2) the fifth Contract Anniversary. The Annuity Payout Date must be prior to the oldest Annuitant's ninetieth birthday.

The Annuity Payout Date is the date the first payment will be made to the Annuitant under any of the Annuity Options.

CHANGE OF ANNUITY PAYOUT DATE

The Owner may change the Annuity Payout Date. A request for the change must be made in writing. The written request must be Received by the Company at least 30 days prior to the new Annuity Payout Date as well as 30 days prior to the previous Annuity Payout Date.

ANNUITY PAYOUT AMOUNT

The Annuity Payout Amount is applied to one of the Annuity Options listed on pages 18 and 19. The Annuity Start Amount is: (1) the Contract Value on the Annuity Payout Date; less (2) any Premium Taxes due or paid by the Company. Unless otherwise directed by the Owner, Annuity Payout Amount derived from Fixed Account Contract Value will be applied to purchase a Fixed Annuity Option; that derived from Separate Account Contract Value will be applied to purchase a Variable Annuity Option.

                                   -15-                                BP 2010O1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY TABLES

The Annuity Tables show the guaranteed minimum amount of monthly Annuity Payment that applies to the first payment for Variable Annuity Payments and to each payment for Fixed Annuity Payments for each $1,000 of Annuity Payout Amount for each of Annuity Options 1 through 4. The amount of each Annuity Payment for Annuity Options 1 through 4 will depend on the Annuitant's age on the Annuity Payout Date. The Annuity Tables state values for the exact ages shown. The values will be interpolated based on the Annuitant's exact age on the Annuity Payout Date. On request the Company will furnish the amount of monthly Annuity Payment per $1,000 applied for any ages not shown.

The Company bases the Tables for Annuity Options 1 through 4 on: (1) the 1983 Table "A" Mortality Table projected for mortality improvement for 45 years using Projection Scale G; and (2) an interest rate of 3 1/2% a year.

For Annuity Options 5 through 7, age is not considered. Annuity Payments for these options are computed without reference to the Annuity Tables.

ANNUITY PAYMENTS

The Annuity Option is shown on page 3. The Owner may choose any form of Annuity Option that is allowed by the Company. The Owner may choose an Annuity Option by written request. This request must be Received by the Company at least 30 days prior to the Annuity Payout Date. Several Annuity Options are listed on pages 18 and 19. No Annuity Option can be selected that requires the Company to make periodic payments of less than $20.00. If no Annuity Option is chosen prior to the Annuity Payout Date, the Company will use the Life with 10-Year Fixed Period Option. Each Annuity Option allows for making Annuity Payments annually, semiannually, quarterly or monthly.

CHANGE OF ANNUITY OPTION

Prior to the Annuity Payout Date, the Owner may change the Annuity Option chosen. The Owner must request the change in writing. This request must be Received by the Company at least 30 days prior to the Annuity Payout Date.

FIXED ANNUITY PAYMENTS

With respect to Fixed Annuity Payments, the amounts shown on the Tables are the guaranteed minimum for each Annuity Payment for Annuity Options 1 through 4.

VARIABLE ANNUITY PAYMENTS

With respect to Fixed Annuity Payments, the amounts shown on the Tables are the first Annuity Payment, based on the assumed interest rate of 3 1/2% for Annuity Options 1 through 4. The amount of each Annuity Payment after the first for these options is computed by means of Annuity Units. Neither expense actually incurred (other than tax on investment return), nor mortality actually experienced, shall adversely affect the dollar amount of annuity income already commenced.

ANNUITY UNITS

The number of Annuity Units is found by dividing the first Annuity Payment by the Annuity Unit Value for the selected Subaccount on the Annuity Payout Date. The number of Annuity Units for the Subaccount then remains constant, unless an Exchange of Annuity Units is made. After the first Annuity Payment, the dollar amount of each subsequent Annuity Payment is equal to the number of Annuity Units times the Annuity Unit Value for the Subaccount on the due date of the Annuity Payment.

FSB201 H (4-94)                                                      55-02010-13
                                   -16-                                BP 201OM1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY UNITS (Cont'd)

The Annuity Unit Value for each Subaccount was first set at $1.00. The Annuity Unit Value for any subsequent Valuation Date is equal to (a) times (b) times
(c), where:

   (a) is the Annuity Unit Value on the immediately preceding Valuation Date;
   (b) is the Net Investment Factor for the Valuation Date;
   (c) is a factor used to adjust for an assumed interest rate of 3 1/2% per year used to determine the Annuity Payment amounts. The assumed interest rate is reflected in the Annuity Tables.

NET INVESTMENT FACTOR

The Net Investment Factor for any Subaccount at the end of any Valuation Period is found by dividing (1) by (2) and subtracting (3) from the result, where:

   1.  is equal to:

       a.  the  net  asset  value  per  share  of the  mutual  fund  held in the
           Subaccount, found at the end of the current Valuation Period; plus
       b.  the per share amount of any  dividend or capital  gain  distributions paid by the Subaccount's underlying mutual fund that is not included in the net asset value per share; plus or minus
       c. a per share charge or credit for any taxes reserved for, which the Company deems to have resulted from the operation of the Subaccount.

   2. is the net asset value per share of the Subaccount's underlying mutual fund as found at the end of the prior Valuation Period.

   3. is a factor representing the Mortality and Expense Risk Charge deducted from the Separate Account.

Underlying mutual funds may declare dividends on a daily basis and pay such dividends once a month. The Net Investment Factor allows for the monthly reinvestment of these daily dividends. As described above, the gains and losses from each Subaccount are credited or charged against the Subaccount without regard to the gains or losses in the Company or other Subaccounts.

ALTERNATE ANNUITY OPTION RATES

The Company may, at the time of election of an Annuity Option, offer more favorable rates in lieu of the guaranteed rates shown in the Annuity Tables.

                                                                     55-02010-13
                                   -17-                                BP 2010M1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY OPTIONS

OPTION 1

LIFE OPTION: This option provides payments for the life of the Annuitant. Table A shows some of the guaranteed rates for this option.

OPTION 2

LIFE WITH FIXED PERIOD OPTION: This option provides payments for the life of the Annuitant. A fixed period of 5, 10, 15 or 20 years may be chosen. Payments will be made to the end of this period even if the Annuitant dies prior to the end of the period. If the Annuitant dies before receiving all the payments during the fixed period, the remaining payments will be made to the Designated Beneficiary. Table A shows some of the guaranteed rates for this option.

OPTION 3

LIFE WITH INSTALLMENT OR UNIT REFUND OPTION: This option provides payment for the life of the Annuitant, with a period certain determined by dividing the Annuity Payout Amount by the amount of the first payment. A fixed number of payments will be made even if the Annuitant dies. If the Annuitant dies before receiving the fixed number of payments, any remaining payments will be made to the Designated Beneficiary. Table A shows some of the guaranteed rates for this option.

OPTION 4

JOINT AND LAST SURVIVOR OPTION: This option provides payments for the life of the Annuitant and Joint Annuitant. Payments will be made as long as either is living. Table B shows some of the guaranteed rates for this option.

OPTION 5

FIXED PERIOD OPTIONS: This option provides payments for a fixed number of years between 5 and 20. If the Contract Value is held in the Fixed Account, then the amount of the payments will vary as a result of the interest rate (as adjusted periodically) credit on the Fixed Account. This rate is guaranteed to be no less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the amount of the payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants die before receiving the fixed number of payments, any remaining payments will be made to the Designated Beneficiary.

OPTION 6

FIXED PAYMENT OPTION: This option provides a fixed payment amount. This amount is paid until the amount applied, including daily interest adjustments, is paid. If the Contract Value is held in the Fixed Account, then the number of payments will vary as a result of the interest rate (as adjusted periodically) credited on the Fixed Account. This rate is guaranteed to be no less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the number of payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants die before receiving all the payments, any remaining payments will be made to the Designated Beneficiary.

                                                                     55-02010-08
FSB 201 1 (4-94)                   -18-                                BP 201041

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY OPTIONS (cont'd)

OPTION 7

AGE RECALCULATION OPTION: This option provides payments based upon the Annuitant's life expectancy, or the joint life expectancies of the Annuitant and a beneficiary, at the Annuitant's attained age (and the Annuitant's beneficiary's attained or adjusted age, if applicable) each year. The payments are computed by reference to actuarial tables prescribed by the Treasury Secretary. Payments are made until the amount applied is exhausted. If the Contract Value is held in the Fixed Account, then the number of payments will vary as a result of the interest rate (as adjusted periodically) credited on the Fixed Account. This rate is guaranteed to be not less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the number of payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants die before receiving the remaining payments, such payments will be made to the Designated Beneficiary.

                                                                     55-02010-08
                                   -19-                                BP 2010H1

                                 ANNUITY TABLES
--------------------------------------------------------------------------------
                                     TABLE A
                            GUARANTEED MINIMUM AMOUNT
                             OF MONTHLY PAYMENT FOR
                               EACH $1,000 APPLIED

                               SINGLE LIFE ANNUITY
--------------------------------------------------------------------------------
       AGE                MONTHLY PAYMENTS CERTAIN             INSTALLMENT
    OF PAYEE      0         60       120      180       240      REFUND
--------------------------------------------------------------------------------
     UNISEX
       55        4.11     4.11      4.10     4.08      4.05       4.05
       56        4.17     4.17      4.16     4.14      4.10       4.10
       57        4.23     4.23      4.22     4.19      4.15       4.15
       58        4.30     4.29      4.28     4.25      4.21       4.21
       59        4.37     4.36      4.35     4.32      4.27       4.27
       60        4.44     4.44      4.42     4.38      4.33       4.34
       61        4.52     4.51      4.49     4.45      4.39       4.40
       62        4.60     4.59      4.57     4.52      4.45       4.47
       63        4.69     4.68      4.65     4.60      4.52       4.55
       64        4.78     4.77      4.74     4.68      4.58       4.63
       65        4.88     4.87      4.84     4.76      4.65       4.71
       66        4.99     4.98      4.93     4.85      4.72       4.80
       67        5.10     5.09      5.04     4.94      4.79       4.89
       68        5.23     5.21      5.15     5.04      4.86       4.99
       69        5.36     5.34      5.27     5.14      4.94       5.09
       70        5.50     5.48      5.39     5.24      5.01       5.20

Rates not shown will be provided upon request. The guaranteed minimum monthly payments shown apply to the initial payment for Variable Annuity Payments and to each payment for Fixed Annuity Payments.

--------------------------------------------------------------------------------
          JOINT & LAST                            AGE
        SURVIVOR ANNUITY
       TABLE B - MONTHLY
          INSTALLMENTS       AGE      55       60       62       65       70
--------------------------------------------------------------------------------
        Until last Death      55     3.77     3.87     3.90     3.95     4.00
          of Two Payees       60     3.87     4.01     4.06     4.13     4.24
          per $1,000 of       62     3.90     4.06     4.12     4.21     4.34
         benefit amount       65     3.95     4.13     4.21     4.32     4.49
                              70     4.00     4.24     4.34     4.49     4.75

Annual, semiannual, or quarterly payments can be determined from Table A or B by multiplying the monthly payments by 11.812854, 5.9572233, and 2.9914201, respectively.

                                                                     55-02010-12
FSB201 J (4-94)U                   -20-                                 BP 2010L

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*Purchase Payments may be made until the earlier of the Annuity Payout Date or termination of the Contract.

*A Death Benefit may be paid prior to the Annuity Payout Date according to the Contract provisions.

*Annuity Payments begin on the Annuity Payout Date using the method as specified in this Contract.

*The smallest annual rate of investment return that would have to be earned on the assets of the Separate Account so that the dollar amount of Variable Annuity Payments will not decrease is 3 1/2%. A daily charge corresponding to an annual charge of .55% is applied to the assets of the Separate Account by the Company. Please refer to the "Contract Value and Expense Provisions" beginning on page 10.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

     FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
         70 West Red Oak Lane, 4th Floor, White Plains, New York 10604

TAX-SHELTERED ANNUITY ENDORSEMENT
________________________________________________________________________________

TAX-SHELTERED ANNUITY ENDORSEMENT
________________________________________________________________________________

This Contract is established as a Tax-Sheltered Annuity ("TSA") under Section 403(b) of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, pursuant to the Owner's request in the application. Accordingly, this Endorsement is attached to and made part of the Contract as of its issue date or, if later, the date shown below.

TAX-SHELTERED ANNUITY PROVISIONS

To ensure treatment as a TSA, this Contract will be subject to the requirements of Code Section 403(b), which are briefly summarized below:

CONTRIBUTION LIMITATIONS

  (a) Purchase Payments made on behalf of the Owner pursuant to a salary reduction agreement when added to "elective deferral" contributions under all other plans, contracts or arrangements in which the Owner participates, may not exceed the annual limitation on such contributions as provided in Code Section 401(a)(30).

  (b) Purchase Payments applied to the Contract on behalf of the Owner which exceed the applicable "exclusion allowance" (within the meaning of Code
       Section 403(b)(2)) or the limitations contained in Code Section 415 shall not be excludable from gross income.

  (c) Purchase Payments that exceed any of the foregoing limitations may be returned, distributed or otherwise corrected using any method permissible under the Code.

NONDISCRIMINATION REQUIREMENTS

  (a) Except if this Contract is purchased by a "church" (within the meaning of Code Section 3121(w)), the Plan must satisfy the nondiscrimination requirements of Code Section 403(b)(12).

  (b) Purchase Payments not made pursuant to a salary reduction agreement will satisfy the nondiscrimination requirements of Code Section 403(b)(12) provided they satisfy the requirements of Code Section 401(a)(4) (nondiscrimination in contributions), Code Section 401(a)(5) (permitted disparity), Code Section 401(a)(17) (annual limit on compensation), Code
       Section 401(m) (average contribution percentage test) and Code Section 410(b) (coverage).

  (c) Purchase Payments made pursuant to a salary reduction agreement will satisfy the nondiscrimination requirements of Code Section 403(b)(12) provided that every employee of the Employer sponsoring the Plan, may elect to make Purchase Payments of more than $200 pursuant to a salary reduction agreement.

DISTRIBUTION RESTRICTIONS AND REQUIREMENTS

  (a) Distributions attributable to Purchase Payments made pursuant to a salary reduction agreement may be made only when the Owner attains age 59 1/2, separates from service, dies, becomes "disabled" (within the meaning of the Code Section 403(b)(11)) or incurs a hardship. A distribution made due to a hardship may not include income attributable to such Purchase Payments.

FSB202 (R2-97)                     -1-                                 SP 020231

  (b) Distributions from this Contract must comply with the minimum distribution and incidental death benefit requirements of Code Section 403(b)(10). Accordingly, an Owner's entire interest under the Contract generally must be distributed (or begin to be distributed) by April 1 of the calendar year following the later of (i) the calendar year in which the Owner attains age 70 1/2, or (ii) the calendar year in which the Owner retires (the "Required Beginning Date").

       Distributions commencing not later than the Required Beginning Date may be made over the life of the Owner or over the lives of the Owner and his or her Designated Beneficiary (or over a period not extending beyond the life expectancy of the Owner or the life expectancy of the Owner and his or her Designated Beneficiary).

  (c) If the Owner dies before distribution of his or her interest in the Contract has begun in accordance with paragraph (b) above, the Owner's entire interest must be distributed within five years, unless: (i) such interest is distributed to a Designated Beneficiary over his or her life (or over a period not extending beyond such Designated Beneficiary's life expectancy); and (ii) such distribution begins not later than one year after the Owner's death. If the Designated Beneficiary is the Owner's surviving spouse, the date on which the distributions are required to begin shall not be earlier than the date on which the Owner would have attained age 70 1/2.

  (d) If the Owner dies after distribution of his or her interest in this Contract has begun in accordance with paragraph (b) above but before his or her entire interest has been distributed, the remaining interest must be distributed at least as rapidly as under the method of distribution being used prior to the Owner's death.

  (e) All distributions must comply with a method of distribution offered by the Company under this Contract.

  (f) If the Owner receives a distribution from this Contract that qualifies as an "eligible rollover distribution" (within the meaning of Code Section 402(f)(2)(A)) and elects to have such distribution paid directly to an "eligible retirement plan" (within the meaning of Code Section 402(c)), such distribution shall be made in the form of a direct transfer to the eligible retirement plan. The Company may establish reasonable administrative rules applicable to such direct transfers.

NONFORFEITABLITY

  (a) The Owner's rights under this Contract shall be nonforfeitable except for failure to pay future Premiums.

  (b) This Contract may not be transferred, sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purposes to any person other than the Company.

MULTIPLE CONTRACTS

  (a) If for any taxable year an Owner is covered by this Contract and any other TSA, all such contracts shall be treated as a single contract.

                                   -2-                                 SP 020231

PLAN PROVISIONS

The Plan, including certain Plan provisions required by the Employee Retirement Income Security Act of 1974 or other applicable law, may limit the Owner's rights under this Contract. The Plan provisions may:

  (a)  Limit the Owner's right to make Purchase Payments;

  (b) Restrict the time when the Owner may elect to receive payments under this Contract;

  (c) Require the consent of the Owner's spouse before the Owner may elect to receive payments under this Contract;

  (d) Require that all distributions be made in the form of a joint and survivor annuity for the Owner and the Owner's spouse unless both consent to a different form of distribution;

  (e)  Require that the Owner's spouse be the Designated Beneficiary;

  (f) Require that the Owner remain employed by the Employer sponsoring the Plan for a specified period of time before the Owner's rights under this Contract become fully vested; or

  (g) Otherwise restrict the Owner's exercise of rights under the Contract or give the Employer sponsoring the Plan (or a Plan representative) the right to exercise certain rights on the Owner's behalf.

No such Plan provision shall limit an Owner's rights under this Contract, unless the Employer sponsoring the Plan has provided the Company with written notification of such provision. In no event shall any such Plan provision enlarge the Company's obligations under this Contract.

TAX CONSEQUENCES

  (a) The Company will not incur any liability or be responsible for the timing, purpose or propriety of any contribution or distribution; any tax or penalty imposed on account of any such contribution or distribution; or any other failure, in whole or in part, by the Owner or the Employer to comply with the provisions set forth in the Code or any other law.

ADMINISTRATION

The Company does not act as the administrator of the Plan. Accordingly, the Company will not incur any liability or be responsible for interpreting the Plan or deciding any questions arising thereunder.

     FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

              ROGER K. VIOLA               HOWARD R. FRICKE

               Secretary                      President

_____________________________
  Endorsement Effective Date
  (If Other Than Issue Date)

FSB202 (R2-97)                    -3-                                  SP 020231
                                                                       BP 2010Q4

ENDORSEMENT
________________________________________________________________________________

INDIVIDUAL RETIREMENT ANNUITY PROVISIONS
________________________________________________________________________________

INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

This Contract is established as an Individual Retirement Annuity ("IRA") as defined in Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision pursuant to the Owner's request in the Application. Accordingly, this endorsement is attached to and made part of the Contract as of its Issue Date or, if later, the date shown below. Notwithstanding any other provisions of the Contract to the contrary, the following provisions shall apply.

RESTRICTIONS ON INDIVIDUAL RETIREMENT ANNUITY

To ensure treatment as an IRA, this Contract will be subject to the requirements of Code Section 408, which are briefly summarized below.

1. The Contract is established for the exclusive benefit of the Owner or his or her beneficiaries. The Owner shall be the Annuitant.

2. The Contract shall be nontransferable and the entire interest of the Owner in the Contract is nonforfeitable.

3. Notwithstanding any provision of the Contract to the contrary, the distribution of the Owner's interest shall be made in accordance with the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code and the regulations thereunder, including the incidental death benefit provisions of Section 1.401(a)(9)-2 of the proposed regulations.

     The Owner's entire interest in the Contract must be distributed, or begin to be distributed, by the Owner's required beginning date, which is the April 1 following the calendar year in which the Owner reaches age 70 1/2. For each succeeding year, a distribution must be made on or before December
     31. By the required beginning date, the Owner may elect to have the balance in the account distributed in one of the following forms:

        1) A single lump sum payment;

        2) Equal or substantially equal monthly, quarterly, or annual payments over the life of the Owner or over the joint and last survivor lives of the Owner and his or her Designated Beneficiary; or

        3) Equal or substantially equal annual payments over a specified period that may not be longer than the Owner's life expectancy or the joint and last survivor life expectancy of the Owner and his or her Designated Beneficiary.

An Annuity Option may not be elected with a Fixed Period that will guarantee Annuity Payments beyond the life expectancy of the Annuitant and Beneficiary and Annuity Payments must be made at least annually and in equal amounts.

4. If the Owner dies before his or her entire interest is distributed, the entire remaining interest will be distributed as follows:

     a. If the Owner dies on or after distributions have begun under Section 3, the entire remaining interest must be distributed at least as rapidly as provided under Section 3.

FSB203 (R2-97)                                                          SP020331

________________________________________________________________________________

________________________________________________________________________________

RESTRICTIONS ON INDIVIDUAL RETIREMENT ANNUITY (Continued)

     b. If the Owner dies before distributions have begun under Section 3, the entire remaining interest must be distributed as elected by the Owner or, if the Owner has not so elected, as elected by the Designated Beneficiary or Beneficiaries as follows:

        1) by December 31 of the year containing the fifth anniversary of the Owner's death; or

        2) in equal or substantially equal payments over the life or life expectancy of the Designated Beneficiary or Beneficiaries starting by December 31 of the year following the year of the Owner's death. If, however, the Designated Beneficiary is the Owner's surviving spouse, then this Distribution is not required to begin until December 31 of the later of: (1) the calendar year immediately following the calendar year in which the Owner died; or (2) the calendar year in which the Owner would have attained age 70 1/2.

5.   An  individual  may  satisfy the minimum  distribution  requirements  under
     Section 401(a)(9) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the Owner of two or more IRAs may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

6. Any refund of premiums (other than those attributable to excess contributions) will be applied before the close of the calendar year following the year of the refund toward the payment of future premiums or the purchase of additional benefits.

7. The annual premium shall not exceed the lesser of $2,000 or 100 percent of compensation ($4,000 or 100 percent of compensation for Spousal IRAs however, no more than $2,000 can be contributed to either spouse's IRA), except for plans defined in Section 408(k) of the Code, for which annual premiums shall not exceed $30,000.

8. Rollover contributions from other qualified plans permitted by the Internal Revenue Code Sections 402(c), 403(a)(4), 403(b)(8), and 408(d)(3), are
     excluded from the limit set forth in Section 8.

9. Notwithstanding any Contract provisions to the contrary, no amount may be borrowed under the Contract and no portion may be used as security for a loan.

10. Annuity Payments may not begin before the Annuitant attains the age of 59 1/2 without incurring a penalty tax except in the situations described in
     Section 72(t) of the Code.

FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

        ROGER K. VIOLA                   HOWARD R. FRICKE

          Secretary                          President


______________________________
  Endorsement Effective Date
  (If Other Than Issue Date)

FSB203 (R2-97)                                                         SP 020331

                                  ENDORSEMENT

________________________________________________________________________________

DOLLAR COST AVERAGING OPTION PROVISIONS
________________________________________________________________________________

This endorsement is attached to and made part of the Contract as of its issue date or, if later, the date shown below.

Prior to the Annuity Payout Date, the Company offers an Automatic Exchange option, known as the Dollar Cost Averaging option. Under this option, the Owner may authorize the Company to Exchange Contract Value from one Account to one or more of the other Accounts on a monthly, quarterly, semiannual or annual basis in an amount specified by the Owner.

To elect the option, the Owner's Contract Value must be at least $5,000 ($2,000 for a Contract funding a Qualified Plan) at the time the Owner's written request is Received by the Company. The Owner's written request to the Company must set forth the following information: (1) the Account from which Exchanges are to be made; (2) the Account or Accounts to which Exchanges are to be made; (3) the basis on which the amount of the Exchange is to be determined, which may be a specific dollar amount, a fixed percentage or earnings only; (4) the frequency of the Exchanges, which may be monthly, quarterly, semiannual or annual; and (5) the length of time during which Exchanges are to be made or the total amount to be exchanged over time.

Dollar Cost Averaging from the Fixed Account must extend over a minimum period of one year. Exchanges made pursuant to this option must be in a minimum amount of $200 and a minimum of $25 must be allocated to any one Account.

The Company will make Exchanges pursuant to this option on the date specified by the Owner or, if no date is specified, on each monthly, quarterly, semiannual or annual anniversary, whichever corresponds to the period selected by the Owner, of the date the written request in proper form is Received by the Company. Such Exchanges to and from the Subaccounts are made on the basis of the Accumulation Unit Value determined as of the end of the Valuation Period in which they are effected. Exchanges to and from the Fixed Account are made on the basis of Fixed Account Contract Value as of the end of the Valuation Period in which they are effected. Exchanges made pursuant to this option are not included in the six Exchanges allowed per Contract Year.

Exchanges will be made until:  (1) the total amount elected has been  exchanged;
(2) the time period chosen has expired; or (3) Contract Value in the Account or Accounts from which exchanges are made has been depleted. The Owner may terminate the Dollar Cost Averaging option by written request to the Company, and the option will terminate automatically on the Annuity Payout Date or on receipt by the Company of Proof of Death of the Owner. If the Fixed Account is part of the option, the following transactions also will terminate the option automatically: (1) a Purchase Payment allocated to the Fixed Account; and (2) any Exchange to or from the Fixed Account. The Owner may not have in effect at the same time the Dollar Cost Averaging and Asset Rebalancing options.

     FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

              ROGER K. VIOLA           HOWARD R. FRICKE

                Secretary                 President


_____________________________
  Endorsement Effective Date
  (if Other Than Issue Date)

                                                                     55-02110-00
FSB211 (9-94)                                                           SP 02111

                                  ENDORSEMENT

________________________________________________________________________________

ASSET REBALANCING OPTION PROVISIONS
________________________________________________________________________________

This endorsement is attached to and made part of the Contract as of its issue date or, if later, the date shown below.

Prior to the Annuity Payout Date, the Company offers an Automatic Exchange option, known as the Asset Rebalancing option. Under this option, the Owner may authorize the Company to Exchange Contract Value among the Accounts each quarter to maintain a percentage allocation among the Accounts specified by the Owner.

To elect the option, the Owner's Contract Value must be at least $10,000 ($2,000 for a Contract funding a Qualified Plan) at the time the Owner's written request is Received by the Company. The Owner's written request to the Company must set forth the Accounts included under the option and the percent of Contract Value which should be allocated to each Account each quarter. The Company may require all Contract Value allocated to the Subaccounts to be included in the Asset Rebalancing option. The Fixed Account may be included in the Asset Rebalancing option, provided that upon an Asset Rebalancing request being Received by the Company, Contract Value may be allocated among the Fixed Account and the Subaccounts in the percentages selected by the Owner without violating the limits on Exchanges from the Fixed Account. Please see "Exchanges" on page 8.

The Company will make the first Exchange pursuant to this option on the beginning date which is: (1) the date specified by the Owner; or (2) if no date is specified by the Owner, the request is received after the date specified or the date specified is not a working day, the date the written request in proper form is Received by the Company. Subsequent Exchanges will be made on each quarterly anniversary of the beginning date. Exchanges to and from the Subaccounts are made on the basis of the Accumulation Unit Value as of the end of the Valuation Period in which they are effected. Exchanges to and from the Fixed Account are made on the basis of Fixed Account Contract Value as of the end of the Valuation Period in which they are effected. Exchanges made pursuant to this option are not included in the six Exchanges allowed per Contract Year.

The Owner may terminate the Asset Rebalancing option by written request to the Company. The option will terminate automatically: (1) on the Annuity Payout Date; (2) on receipt by the Company of Proof of Death of the Owner; and (3) in the event of an Exchange of Contract Value otherwise than pursuant to this Automatic Exchange option. If the Fixed Account is part of the option, the following transactions also will terminate the option automatically: (1) a Purchase Payment allocated to the Fixed Account; (2) any Exchange to or from the Fixed Account; and (3) any Withdrawal of Contract Value. The Owner may not have in effect at the same time the Dollar Cost Averaging and Asset Rebalancing options.

     FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

            ROGER K. VIOLA                  HOWARD R. FRICKE

              Secretary                        President


______________________________
  Endorsement Effective Date
  (If Other Than Issue Date)

                                                                     55-02120-00
FSB212 (4-94)                                                          SP 02121

                                   SCHEDULE 6

                       INTEREST RATE CREDITING PROCEDURES

    Security Benefit's and Investment Services' assumptions are based fundamentally on the premise that the fixed account would not likely be viewed as a long term investment vehicle, but rather as a temporary holding portfolio during market swings or to take advantage of dollar cost averaging investment techniques. Accordingly, Security Benefit assumed only 10% of all contributions made to the Annuity would be allocated to the fixed account. Other assumptions were made as to how long the assets would stay in the fixed account and the rate of new sales. The overall conclusion from the tests suggests that investments made for the fixed account should be in bonds with durations of two to three years to match the estimated net asset flows.

    Another significant issue discussed was the anticipated asset size of the fixed account. With current sales projections for 1995, 1996, and 1997, and only 10% assumed to be invested in the fixed account, it is not deemed to be practical for Security Benefit to segregate a portfolio of this size.

    However, if a segregated portfolio is not maintained by Security Benefit, the methodology of establishing the monthly crediting rate becomes an issue. In discussing this matter with Investment Services, Security Benefit concluded that an acceptable approach in setting the periodic rate would be to start with the yield on 2 1/2 year duration Treasury notes [(2 yr. T-Note + 3 yr. T-Note)/2], add 60 basis points for anticipated credit spread and then deduct an agreed upon pricing spread of 145 basis points. The resulting rate will be compared to direct market competitor rates and one year CD's and may be adjusted. Security Benefit believes that once the fixed account reaches approximately $200 million, it will then consider actually segregating a portfolio if it is deemed beneficial to the contract.

    After a period of one year, Security Benefit and Investment Services will revisit the scenario testing based upon actual experience. Security Benefit and Investment Services will revisit the scenario testing sooner if market conditions warrant. Such experience will then be used to adjust asset movement assumptions if necessary.

                                   SCHEDULE 7

                                 OTHER EXPENSES

    (1) Security Benefit shall pay the costs of printing and mailing the Separate Account Financial Statement; provided, however, that Security Benefit may make reasonable inquiry regarding the feasibility of including such Financial Statement in any mailing to all Contract owners made by Investment Services, and Investment Services may determine in its sole judgment to include such Separate Account Financial Statement in such mailing with no charge to Security Benefit for mailing expenses unless the parties otherwise agree; and

    (2) Security Benefit shall pay to Investment Services by each February 28, the estimated cost of printing and mailing the Annual Statement of Account to Contract owners based upon the number of Contract owners and the cost of preparing Security Benefit's normal statement; provided, however, that Investment Services shall be responsible for printing and mailing such Annual Statement of Account to Contract owners.

                                    EXHIBIT A

                         AGENT AND ADMINISTRATION MANUAL

                            (TABLE OF CONTENTS ONLY)

                               TABLE OF CONTENTS


 1.  T. ROWE PRICE AND SECURITY BENEFIT RELATIONSHIP

     *Who is SBG?
     *Who is T. Rowe Price?
     *SBG and TRP Relationship

 2.  WHAT IS AN ANNUITY?

     *Annuity Basics
     *Fixed and Variable Annuities
     *Immediate vs Deferred Annuities
     *Accumulation and Annuitization Period
     *Single and Periodic Premiums

 3.  GENERAL PROVISIONS OF THE CONTRACT

     *Free Look Period/Exchanges
     *Dollar Cost Averaging/Asset Rebalancing
     *Purchase Payments
     *Ownership, Annuitant, and Beneficiary
     *Contract Value and Expenses/Taxation

 4.  INVESTMENT OPTIONS

     *New America Growth
     *International Stock and Equity Income
     *Personal Strategy Balanced
     *Limited Term Bond
     *Fixed Interest Account

 5.  BENEFITS

     *Death Benefit Amount and Distribution
     *Periodic Withdrawal
     *Systematic Withdrawal

 6.  ANNUITY PAYOUT OPTIONS

     *Dates
     *Life Option (1)
     *Life Annuity and Period Certain (2)
     *Unit Refund Annuity (3)/Joint and Survivor Annuity (4)
     *Payments for Fixed Period (5)/Payments for Fixed Amount (6)
     *Age Recalculation (7)

 7.  SCREENS

     *User Identification/Client/Alpha Screen
     *Values Information/Fixed Interest Account/ACH
     *Services/Contract Names and Addresses/Transaction History
     *Purchases/Exchanges/Notes
     *Forms/DMS/Escheatment

 8.  MISCELLANEOUS

     *Confirmations/Statements of Accounts
     *Application Check List
     *Letters
     *Checks
     *Addresses and Writing Instructions
     *Processing Questions

 9.  ADMINISTRATIVE PROCEDURES

     *Document Handling Procedures
     *New Application Procedure-CC/Batch Entry Procedure
     *New Application Procedure-AA
     *Application Approval List
     *1035 Exchanges and Procedures
     *DMS Indexing-Records Management

10.  ADMINISTRATIVE SCREEN PROCEDURES

     *Inquiry
     *New Business
     *Financial
     *Service
     *Communications
     *Screen Navigation

                                    EXHIBIT B

                          SERVICE AND QUALITY STANDARDS

    Investment Services and Security Benefit both recognize the importance of providing accurate and timely service to Variable Annuity Contract owners. The parties, therefore, agree to measure and monitor performance to service standards and processing quality, and to report results to each on a quarterly basis. Investment Services and Security Benefit will meet on an annual basis to review service levels and if necessary, establish an action plan for improving performance levels. Adjustments to service and quality standards may be made as agreed to by both Investment Services and Security Benefit.

1.  SALES/NEW CONTRACTS

    Security Benefit will:

    1. Incoming calls from Investment Services representatives -- Security Benefit will have a four person group of representatives to answer incoming calls from Investment Services representatives between the hours of 9 a.m. - 6 p.m. EST each day the New York Stock Exchange is open. If Security Benefit representatives are unavailable, the Investment Services representative will leave a message. The Investment Services representative should be called back within four hours, provided that calls received by Security Benefit after 2 p.m. EST may be returned within the first hour of the next business day. As needed, Security Benefit representatives will be available for conference calls with Investment Services representatives and potential Contract owners for complex issues.

    2. Contract Establishment -- New contracts will be established on the day of application receipt, unless the application is not in good order. Security Benefit will notify Investment Services daily with the number of applications being held (number of days and reason) for further information from the applicant. The contract and welcome letter will be issued within 2 days of contract establishment.

    3. Confirmation Statements -- Security Benefit will send the Contract owners a confirmation statement the business day after the contract is established. For one-time transaction events (does not include automatic transactions), Security Benefit will send the confirmation the next business day.

    4. Security Benefit will provide a daily status report (see attached example #1) for Investment Services.

    Investment Services will:

    1. Sales Calls -- Investment Services will answer all telephone sales inquiries within the following timeframes:

        o       90% of the calls will be answered within 10 seconds
        o       The abandonment rate will not exceed 2%

        o If assistance from an Investment Services Representative is necessary, and a message is taken, the call will be returned the same day, or if the message was received late in the day, the following business morning.

    2. Fulfillment Kit -- Investment Services will mail the fulfillment kit the business day after receiving the fulfillment request.

2.  ADMINISTRATION AND OPERATION SERVICE STANDARDS

    Security Benefit will:

    1. Written Transaction Requests -- Security Benefit will process written requests for transactions on the day of receipt (if a business day). Investment Services is to be notified of the quantity of requests held for further information from the contractholder.

    2. Contract Maintenance Requests -- Security Benefit will process contractholder maintenance (i.e., services options) requests and Investment Services generated requests on day of receipt (if a business day) if received by 4 pm EST, otherwise it will be processed the next business day.

    3. Correspondence -- If Security Benefit rejects a Contract owner transaction request, Security Benefit will send a letter to the Contract owner by the next business day. If a maintenance request is rejected, Security Benefit will send a letter to the Contract owner by the next business day. If Security Benefit rejects an Investment Services generated transaction or maintenance request, Security Benefit will notify the Investment Services representative on the day of receipt of the request for Investment Services action. All non-system generated correspondence will be noted on the Security Benefit Software in the Notes screen of the Contract owner's records.

    4. Adjustment Requests -- If a contract's records require adjustment, Investment Services will notify Security Benefit in writing. Adjustment requests will be processed by Security Benefit on the day of receipt of received by 4 pm EST. Security Benefit will notify Investment Services of any outstanding adjustment requests each day. Security Benefit to provide monthly summary (see attached sample #2) of adjustments processed.

    5. Research Documentation -- Security Benefit will fulfill Investment Services request for contract documentation within 2 hours by fax if the request was received by 4 pm EST. If the request is received after 4 pm EST, then Security Benefit will provide the requested information by 11 am EST the next business day.

    6. Regulatory Changes -- Security Benefit will take timely action to comply with legislation and/or regulations which result in changes to the administration of the Variable Annuity Plan.

    Investment Services will:

    1. Service Calls - Investment Services will answer all telephone service calls within the following timeframes:

        o      80% of the calls will be answered within 20 seconds
        o      The abandonment rate will not exceed 5%
        o If assistance from an Investment Services Representative is necessary, and a message is taken, the call will be returned the same day, or if the message was received late in the day, the following business morning.

    2. All financial transactions received via telephone in good order by 4 pm EST will be processed the same day.

    3. All maintenance will be processed by the next business day. Research requests will be completed within 3 business days. If not completed by the third day, the request will be forwarded to an Investment Services Coordinator for follow-up with Security Benefit.

    4. Correspondence -- Any correspondence requests handled by Investment Services will be answered within 3 business days of the requests. Investment Services will note the correspondence on the Security Benefit Software in the Notes screen of the contractholder's records.

3.  QUALITY TARGET GOALS

    Both Security Benefit and Investment Services will maintain the following quality target goals:

                          FUNCTION                        GOAL (%)

               Contract Set-up                                  98
               Correspondence Rating Accuracy                   98
               Contract Maintenance Accuracy                    98
               Financial Transactions                           99

4.  EXAMPLE EXHIBITS

    Example #1

    Security Benefit Daily Status Report
                                            Date:  xx/xx/xx

    Contracts Established                   xxx
    Contracts Carried Over*                 xxx           Oldest Date   xx/xx/xx

    Purchases Processed                     xxx
    Exchanges Processed                     xxx
    Withdrawals Processed                   xxx

    Transaction Requests Carried Over*      xxx           Oldest Date   xx/xx/xx

    Correspondence Received                 xxx
    Correspondence Processed                xxx
    Correspondence Carried Over*            xxx           Oldest Date   xx/xx/xx

    Adjustments Received                    xxx
    Adjustments Processed                   xxx
    Adjustments Carried Over*               xxx           Oldest Date   xx/xx/xx

* For any items carried over, aging and status should be provided (i.e., 10 items - 2 days outstanding, missing beneficiary information).

    Example #2

    Adjustment Monthly Summary
    Month:  XXX, 19XX
    Adjustment Submitted by:

    Security Benefit                xxx            xx%
    Investment Services             xxx            xx%

        BIS
        LAIS
        SAS                (Investment Services to be broken down by department)
        OMIC
        BIC
        WIC

    Errors Caused by:

    Security Benefit                xxx            xx%
    Investment Services             xxx            xx%

        BIS
        LAIS
        SAS                (Investment Services to be broken down by department)
        OMIC
          BIC
        WIC

    Error Detail -- Security Benefit Adjustments

    DATE PROCESSED    REP NAME      DEPARTMENT     CONTRACT #    DOLLAR AMOUNT

        xx/xx/xx      J. Rep             XXX         xxxxxxx          $xxx.xx

    Error Detail -- Investment Services Adjustments

    DATE PROCESSED    REP NAME      DEPARTMENT     CONTRACT #    DOLLAR AMOUNT

        xx/xx/xx      J. Rep             XXX         xxxxxxx          $xxx.xx

                                    EXHIBIT C

                               BIGHORN SHEEP LOGO